                                                                    EXHIBIT 4.1


================================================================================


                                   Indenture

                         Dated as of December 15, 1997

                                     among

                              WALBRO CORPORATION,
                                   as Issuer,

                         WALBRO AUTOMOTIVE CORPORATION,
                     WALBRO ENGINE MANAGEMENT CORPORATION,
                         SHARON MANUFACTURING COMPANY,
                      WHITEHEAD ENGINEERED PRODUCTS, INC.,
                                 as Guarantors,

                                      and

                             BANKERS TRUST COMPANY,
                                   as Trustee

                              ---------------------

                                  $100,000,000

                    10 1/8% Senior Notes due 2007, Series A

                    10 1/8% Senior Notes due 2007, Series B


================================================================================

                             CROSS-REFERENCE TABLE

  TIA                                                                          Indenture
Section                                                                        Section
-------                                                                        ---------
310(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          7.10
   (a)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          7.10
   (a)(3)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          N.A.
   (a)(4)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          N.A.
   (a)(5)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          7.10
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          7.10
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          N.A.
311(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          7.11
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          7.11
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          N.A.
312(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          2.05
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          11.03
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          11.03
313(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          7.06
   (b)(1)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          N.A.
   (b)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          7.06
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          7.06; 11.02
   (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          7.06
314(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          4.08; 4.10
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          N.A.
   (c)(1)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          4.08; 11.04
   (c)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          11.04
   (c)(3)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          4.08
   (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          N.A.
   (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          11.05
   (f)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          N.A.
315(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          7.01(b)
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          7.05; 11.02
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          7.01(a)
   (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          6.05; 7.01(c)
   (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          6.11
316(a)(last sentence) . . . . . . . . . . . . . . . . . . . . . . . . .          2.09
   (a)(1)(A)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          6.05
   (a)(1)(B)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          6.04
   (a)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          N.A.
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          6.07
317(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          6.08
   (a)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          6.09
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          2.04
318(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          11.01
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          11.01

-----------------------------------

N.A. means Not Applicable
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture

                               TABLE OF CONTENTS

                                                                       Page
                                                                       ----
                                 ARTICLE ONE

                  DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions       . . . . . . . . . . . . . . . . . . . . 1
SECTION 1.02. Incorporation by Reference of TIA.  . . . . . . . . . . .24
SECTION 1.03. Rules of Construction.  . . . . . . . . . . . . . . . . .25

                                 ARTICLE TWO

                                THE SECURITIES

SECTION 2.01. Form and Dating.  . . . . . . . . . . . . . . . . . . . .26
SECTION 2.02. Execution and Authentication. . . . . . . . . . . . . . .27
SECTION 2.03. Registrar and Paying Agent. . . . . . . . . . . . . . . .28
SECTION 2.04. Paying Agent To Hold Assets in Trust. . . . . . . . . . .28
SECTION 2.05. Securityholder Lists. . . . . . . . . . . . . . . . . . .29
SECTION 2.06. Transfer and Exchange.  . . . . . . . . . . . . . . . . .29
SECTION 2.07. Replacement Securities. . . . . . . . . . . . . . . . . .30
SECTION 2.08. Outstanding Securities. . . . . . . . . . . . . . . . . .30
SECTION 2.09. Treasury Securities.  . . . . . . . . . . . . . . . . . .31
SECTION 2.10. Temporary Securities. . . . . . . . . . . . . . . . . . .31
SECTION 2.11. Cancellation      . . . . . . . . . . . . . . . . . . . .31
SECTION 2.12. Defaulted Interest  . . . . . . . . . . . . . . . . . . .32
SECTION 2.13. CUSIP Number      . . . . . . . . . . . . . . . . . . . .32
SECTION 2.14. Deposit of Moneys.  . . . . . . . . . . . . . . . . . . .32
SECTION 2.15. Book-Entry Provisions for Global Securities.  . . . . . .32
SECTION 2.16. Registration of Transfers and Exchanges.  . . . . . . . .34
SECTION 2.17. Designation       . . . . . . . . . . . . . . . . . . . .39

                                ARTICLE THREE

                                  REDEMPTION

SECTION 3.01. Notices to Trustee. . . . . . . . . . . . . . . . . . . .39
SECTION 3.02. Selection of Securities To Be Redeemed. . . . . . . . . .39
SECTION 3.03. Notice of Redemption. . . . . . . . . . . . . . . . . . .40
SECTION 3.04. Effect of Notice of Redemption. . . . . . . . . . . . . .41
SECTION 3.05. Deposit of Redemption Price.  . . . . . . . . . . . . . .41
SECTION 3.06. Securities Redeemed in Part.  . . . . . . . . . . . . . .41

                                                                      Page
                                                                      ----
                                 ARTICLE FOUR

                                  COVENANTS

SECTION 4.01. Payment of Securities.. . . . . . . . . . . . . . . . . .42
SECTION 4.02. Maintenance of Office or Agency.. . . . . . . . . . . . .42
SECTION 4.03. Limitation on Restricted Payments.. . . . . . . . . . . .42
SECTION 4.04. Limitation on Indebtedness. . . . . . . . . . . . . . . .46
SECTION 4.05. Corporate Existence.. . . . . . . . . . . . . . . . . . .49
SECTION 4.06. Payment of Taxes and Other Claims.  . . . . . . . . . . .49
SECTION 4.07. Maintenance of Properties and Insurance.. . . . . . . . .50
SECTION 4.08. Compliance Certificate; Notice of Default.. . . . . . . .51
SECTION 4.09. Compliance with Laws. . . . . . . . . . . . . . . . . . .51
SECTION 4.10. SEC Reports.. . . . . . . . . . . . . . . . . . . . . . .52
SECTION 4.11. Waiver of Stay, Extension or Usury Laws.  . . . . . . . .52
SECTION 4.12. Limitation on Transactions with Interested Persons. . . .53
SECTION 4.13. Limitation on Dividend and Other Payment Restrictions
                 Affecting Restricted Subsidiaries. . . . . . . . . . .54
SECTION 4.14. Limitation on Liens.. . . . . . . . . . . . . . . . . . .55
SECTION 4.15. Change of Control.. . . . . . . . . . . . . . . . . . . .55
SECTION 4.16. Disposition of Proceeds of Asset Sales. . . . . . . . . .57
SECTION 4.17. Limitation on Issuance and Sale of Preferred Stock by
                 Restricted Subsidiaries. . . . . . . . . . . . . . . .61
SECTION 4.18. Limitation on Sale-Leaseback Transactions.. . . . . . . .61

                                 ARTICLE FIVE

                            SUCCESSOR CORPORATION

SECTION 5.01. Mergers, Consolidations and Sale of Assets. . . . . . . .62
SECTION 5.02. Successor Corporation Substituted.. . . . . . . . . . . .64

                                 ARTICLE SIX

                             DEFAULT AND REMEDIES

SECTION 6.01. Events of Default.. . . . . . . . . . . . . . . . . . . .64
SECTION 6.02. Acceleration. . . . . . . . . . . . . . . . . . . . . . .67
SECTION 6.03. Other Remedies. . . . . . . . . . . . . . . . . . . . . .67
SECTION 6.04. Waiver of Past Defaults.  . . . . . . . . . . . . . . . .68
SECTION 6.05. Control by Majority.. . . . . . . . . . . . . . . . . . .68
SECTION 6.06. Limitation on Suits.. . . . . . . . . . . . . . . . . . .68

                                                                      Page
                                                                      ----
SECTION 6.07. Rights of Holders To Receive Payment. . . . . . . . . . .69
SECTION 6.08. Collection Suit by Trustee. . . . . . . . . . . . . . . .69
SECTION 6.09. Trustee May File Proofs of Claim. . . . . . . . . . . . .70
SECTION 6.10. Priorities. . . . . . . . . . . . . . . . . . . . . . . .70
SECTION 6.11. Undertaking for Costs.  . . . . . . . . . . . . . . . . .71

                                ARTICLE SEVEN

                                   TRUSTEE

SECTION 7.01. Duties of Trustee.. . . . . . . . . . . . . . . . . . . .71
SECTION 7.02. Rights of Trustee.. . . . . . . . . . . . . . . . . . . .73
SECTION 7.03. Individual Rights of Trustee. . . . . . . . . . . . . . .74
SECTION 7.04. Trustee's Disclaimer. . . . . . . . . . . . . . . . . . .74
SECTION 7.05. Notice of Default.. . . . . . . . . . . . . . . . . . . .74
SECTION 7.06. Reports by Trustee to Holders.. . . . . . . . . . . . . .75
SECTION 7.07. Compensation and Indemnity. . . . . . . . . . . . . . . .75
SECTION 7.08. Replacement of Trustee. . . . . . . . . . . . . . . . . .76
SECTION 7.09. Successor Trustee by Merger, Etc. . . . . . . . . . . . .78
SECTION 7.10. Eligibility; Disqualification.. . . . . . . . . . . . . .78
SECTION 7.11. Preferential Collection of Claims Against Company.. . . .78

                                ARTICLE EIGHT

                   SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 8.01. Legal Defeasance and Covenant Defeasance. . . . . . . . .79
SECTION 8.02. Satisfaction and Discharge. . . . . . . . . . . . . . . .82
SECTION 8.03. Survival of Certain Obligations.. . . . . . . . . . . . .83
SECTION 8.04. Acknowledgment of Discharge by Trustee. . . . . . . . . .84
SECTION 8.05. Application of Trust Assets.. . . . . . . . . . . . . . .84
SECTION 8.06. Repayment to the Company or Guarantors; Unclaimed Money. 84
SECTION 8.07. Reinstatement.. . . . . . . . . . . . . . . . . . . . . .85

                                 ARTICLE NINE

                     AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01. Without Consent of Holders. . . . . . . . . . . . . . . .85
SECTION 9.02. With Consent of Holders.. . . . . . . . . . . . . . . . .86
SECTION 9.03. Compliance with TIA.. . . . . . . . . . . . . . . . . . .88
SECTION 9.04. Revocation and Effect of Consents.. . . . . . . . . . . .88
SECTION 9.05. Notation on or Exchange of Securities.. . . . . . . . . .89
SECTION 9.06. Trustee To Sign Amendments, Etc.. . . . . . . . . . . . .89

                                                                      Page
                                                                      ----
                                 ARTICLE TEN

                                  GUARANTEE

SECTION 10.01. Unconditional Guarantee. . . . . . . . . . . . . . . . .89
SECTION 10.02. Severability.. . . . . . . . . . . . . . . . . . . . . .91
SECTION 10.03. Release of a Guarantor.. . . . . . . . . . . . . . . . .91
SECTION 10.04. Limitation of Guarantor's Liability. . . . . . . . . . .91
SECTION 10.05. Guarantors May Consolidate, etc., on Certain Terms.  . .92
SECTION 10.06. Contribution.. . . . . . . . . . . . . . . . . . . . . .93
SECTION 10.07. Waiver of Subrogation. . . . . . . . . . . . . . . . . .93
SECTION 10.08. Execution of Guarantee.. . . . . . . . . . . . . . . . .94
SECTION 10.09. Waiver of Stay, Extension or Usury Laws. . . . . . . . .95

                                ARTICLE ELEVEN

                                MISCELLANEOUS

SECTION 11.01. TIA Controls.. . . . . . . . . . . . . . . . . . . . . .95
SECTION 11.02. Notices. . . . . . . . . . . . . . . . . . . . . . . . .95
SECTION 11.03. Communications by Holders with Other Holders.  . . . . .97
SECTION 11.04. Certificate and Opinion as to Conditions Precedent.  . .97
SECTION 11.05. Statements Required in Certificate or Opinion. . . . . .97
SECTION 11.06. Rules by Trustee, Paying Agent, Registrar. . . . . . . .98
SECTION 11.07. Legal Holidays.. . . . . . . . . . . . . . . . . . . . .98
SECTION 11.08. Governing Law. . . . . . . . . . . . . . . . . . . . . .98
SECTION 11.09. No Adverse Interpretation of Other Agreements. . . . . .98
SECTION 11.10. No Recourse Against Others.. . . . . . . . . . . . . . .98
SECTION 11.11. Successors.. . . . . . . . . . . . . . . . . . . . . . .99
SECTION 11.12. Duplicate Originals. . . . . . . . . . . . . . . . . . .99
SECTION 11.13. Severability.. . . . . . . . . . . . . . . . . . . . . .99
Signatures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100

Exhibit A        -  Form of Series A Security
Exhibit B        -  Form of Series B Security
Exhibit C        -  Form of Legend for Global Securities
Exhibit D        -  Transfer Certificate
Exhibit E        -  Transferee Certificate for Institutional Accredited Investors
Exhibit F        -  Transferee Certificate for Regulation S Transfers

Note: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

                 INDENTURE dated as of December 15, 1997, among WALBRO CORPORATION, a Delaware corporation (the "Company"), as Issuer, WALBRO AUTOMOTIVE CORPORATION, a Delaware corporation, WALBRO ENGINE MANAGEMENT CORPORATION, a Delaware corporation, SHARON MANUFACTURING COMPANY, a Michigan corporation, WHITEHEAD ENGINEERED PRODUCTS, INC., a Delaware corporation, as Guarantors, and BANKERS TRUST COMPANY, a New York banking corporation, as Trustee (the "Trustee").

                 The Company has duly authorized the creation of an issue of 10 1/8% Senior Notes due 2007, Series A, and 10 1/8% Senior Notes due 2007, Series B, to be issued in exchange for the 10 1/8% Senior Notes due 2007, Series A, pursuant to the Registration Rights Agreement and, to provide therefor, the Company and the Guarantors have duly authorized the execution and delivery of this Indenture. All things necessary to make the Securities, when duly issued and executed by the Company and authenticated and delivered hereunder, and the Guarantees the valid and binding obligations of the Company and the Guarantors, respectively, and to make this Indenture a valid and binding agreement of the Company and each of the Guarantors, have been done.

                 Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the
Securities:

                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.    Definitions.

                 "Accounts Receivable Subsidiary" means any Restricted Subsidiary organized for the purpose of and engaged in purchasing, financing and collecting accounts receivable obligations of the Company and its Subsidiaries and activities incident thereto.

                 "Accounts Receivable Transaction" means the purchasing, financing and collecting by an Accounts Receivable Subsidiary of accounts receivable obligations of the Company and its Subsidiaries and activities incident thereto.

                 "Acquired Indebtedness" means Indebtedness of a person (a) assumed in connection with an Asset Acquisition from such person or (b) existing at the time such person becomes a Subsidiary of any other person.

                 "Affiliate" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified person.

                 "Agent" means any Registrar, Paying Agent or co-Registrar.

                 "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other person pursuant to which such person shall become a Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company;
(b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such person; or (c) the acquisition by the Company or any Restricted Subsidiary of the Company of any division or line of business of any person (other than a Restricted Subsidiary of the Company).

                 "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease or other disposition to any person other than the Company or a Wholly-Owned Restricted Subsidiary, in one or a series of related transactions, of (a) any Capital Stock of any Restricted Subsidiary of the Company (other than in respect of director's qualifying shares or investments by foreign nationals mandated by applicable law); (b) all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary of the Company; or (c) any other properties or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include (i) any sale, transfer or other disposition of equipment, tools or other assets (excluding Capital Stock of any Restricted Subsidiary of the Company) by the Company or any of its Restricted Subsidiaries in one or a series of related transactions in respect of which the Company or such Restricted Subsidiary receives cash or property with an aggregate Fair Market Value of $5,000,000 or less; (ii) any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets that is governed by the provisions described in Section 5.01; (iii) any sale, transfer or exchange of Capital Stock of any person other than a Restricted Subsidiary to the extent proceeds thereof are Capital Stock of such person or its Affiliates; and
(iv) any sale, conveyance or transfer of accounts receivable in the ordinary course of business to third parties which are not Affiliates of the Company or any of its Subsidiaries.

                 "Asset Sale Offer" has the meaning provided in Section 4.16.

                 "Attributable Value" means, as to any particular lease under which any person is at the time liable other than a Capitalized Lease Obligation, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such person under such lease during the initial term thereof as determined in accordance with GAAP, discounted from the last date of such initial term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capitalized Lease Obligation with a like term in accordance with GAAP. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. "Attributable Value" means, as to a Capitalized Lease Obligation under which any person is at the time liable and at any date as of which the amount thereof is to be determined, the capitalized amount thereof that would appear on the face of a balance sheet of such person in accordance with GAAP.

                 "Average Life to Stated Maturity" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (or any fraction thereof) from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

                 "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

                 "Board of Directors" means, with respect to any person, the Board of Directors of such person or any committee of the Board of Directors of such person duly authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such person.

                 "Board Resolution" means, with respect to any person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such person to have been duly adopted by the Board of Directors of such person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                 "Business Day" means any day other than a Saturday, Sunday or any other day on which banking institutions in the City of New York are required or authorized by law or other governmental action to be closed.

                 "Capital Stock" means, with respect to any person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock.

                 "Capitalized Lease Obligation" means any obligation under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

                 "Cash Equivalents" means, at any time, (a) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (b) certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000; (c) certificates of deposit with a maturity of 180 days or less of any financial institution that is organized under the laws of the United States, any state thereof or the District of Columbia that are rated at least A-1 by S&P or at least P-1 by Moody's or at least an equivalent rating category of another Rating Agency; and (d) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within 180 days from the date of acquisition; provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985.

                 "Change of Control" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than a Permitted Holder or a group controlled by or comprised of Permitted Holders is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d- 5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 50% of the total Voting Stock of the Company; (b) the Company consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Company is converted into or exchanged for (1) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation or (2) cash, securities and other property in an amount which could then be paid by the Company as a Restricted Payment under this Indenture, or a combination thereof, and (ii) immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than a Permitted Holder or a group controlled by or comprised of Permitted Holders is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation;

(c) at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (d) the Company is liquidated or dissolved or adopts a plan of liquidation.

                 "Change of Control Date" has the meaning provided in Section 4.15.

                 "Change of Control Offer" has the meaning provided in Section 4.15.

                 "Change of Control Purchase Date" has the meaning provided in
Section 4.15.

                 "Common Stock" means, with respect to any person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of, such person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

                 "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

                 "Consolidated Cash Flow Available for Fixed Charges" means, with respect to any person for any period, (i) the sum of, without duplication, the amounts for such period, taken as a single accounting period, of (a) Consolidated Net Income; (b) Consolidated Non-cash Charges; (c) Consolidated Interest Expense; and (d) Consolidated Income Tax Expense, less (ii) any non-cash items increasing Consolidated Net Income for such period.

                 "Consolidated Fixed Charge Coverage Ratio" means, with respect to any person, the ratio of the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of such person for the four full fiscal quarters immediately preceding the date of the transaction (the "Transaction Date") giving rise to the need to calculate the Consolidated Fixed Charge

Coverage Ratio (such four full fiscal quarter period being referred to herein as the "Four Quarter Period") to the aggregate amount of Consolidated Fixed Charges of such person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated Cash Flow Available for Fixed Charges" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to, without duplication, (a) the incurrence of any Indebtedness (other than revolving credit Indebtedness) of such person or any of its Restricted Subsidiaries (and the application of the net proceeds thereof) during the period commencing on the first day of the Four Quarter Period to and including the Transaction Date (the "Reference Period"), including, without limitation, the incurrence of the Indebtedness giving rise to the need to make such calculation (and the application of the net proceeds thereof), as if such incurrence (and application) occurred on the first day of the Reference Period, and (b) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such person or one of its Restricted Subsidiaries (including any person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness) occurring during the Reference Period, as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (i) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and (ii) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Reference Period. If such person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third person, the above clause shall give effect to the incurrence of such guaranteed Indebtedness as if such person or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

                 "Consolidated Fixed Charges" means, with respect to any person for any period, the sum of, without duplication, the amounts for such period of (i) Consolidated Interest Expense and (ii) the aggregate amount of dividends and other distributions paid or accrued during such period in respect of Preferred Stock and Redeemable Capital Stock of such person and its Restricted Subsidiaries on a consolidated basis, multiplied by a fraction, the numerator of which is one and the denominator of which is one minus the then current federal statutory income tax rate of such person.

                 "Consolidated Income Tax Expense" means, with respect to any person for any period, the provision for federal, state, local and foreign income taxes of such person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

                 "Consolidated Interest Expense" means, with respect to any person for any period, without duplication, the sum of (a) the interest expense (net of interest income) of such person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (i) any amortization of debt discount; (ii) the net cost under Interest Rate Protection Obligations; (iii) the interest portion of any deferred payment obligation; (iv) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; and (v) all accrued interest, and (b) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

                 "Consolidated Net Income" means, with respect to any person, for any period, the consolidated net income (or loss) of such person and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication, (a) all extraordinary gains or losses; (b) the portion of net income (but not losses) of such person and its Restricted Subsidiaries allocable to minority interests in unconsolidated persons to the extent that cash dividends or distributions have not actually been received by such person or one of its Restricted Subsidiaries; (c) net income (or loss) of any person combined with such person or one of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination; (d) any gain or loss realized upon the termination of any employee pension benefit plan, on an after-tax basis; (e) gains in respect of any Asset Sales by such person or one of its Restricted Sub-sidiaries; and (f) the net income of any Restricted Subsidiary of such person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders.

                 "Consolidated Net Worth" means, with respect to any person at any date, the consolidated stockholders' equity of such person less the amount of such stockholders' equity attributable to Redeemable Capital Stock of such person and its Restricted Subsidiaries, as determined in accordance with GAAP.

                 "Consolidated Non-cash Charges" means, with respect to any person for any period, the aggregate depreciation, amortization and other non-cash expenses of such person and its Restricted Subsidiaries reducing Consolidated Net Income of such person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which required an accrual of or a reserve for cash charges for any future period).

                 "Covenant Defeasance" has the meaning provided in Section
8.01.

                 "Credit Agreement" means the Credit Agreement dated as of the 1995 Notes Issue Date, among the Company, certain of its Subsidiaries, Comerica Bank, in its individual capacity and as agent, and the other banks which are or become parties from time to time thereto, and as it may have been or may be amended, restated, supplemented or otherwise modified from time to time, including all exhibits and schedules thereto, and any successor or replacement facility.

                 "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect any person or any of its Restricted Subsidiaries against fluctuations in currency values.

                 "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

                 "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

                 "Depository" means, with respect to the Securities issued in the form of one or more Global Securities, The Depository Trust Company or another person designated as Depository by the Company, which must be a clearing agency registered under the Exchange Act.

                 "Event of Default" has the meaning provided in Section 6.01.

                 "Excess Proceeds" has the meaning provided in Section 4.16.

                 "Excess Proceeds Payment Date" has the meaning provided in
Section 4.16.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

                 "Fair Market Value" means, with respect to any assets, the price, as determined by the Board of Directors of the Company, acting in good faith, which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction; provided, however, that, with respect to any transaction which involves an asset or assets in excess of $250,000, such determination shall be evidenced by a Board Resolution of the Company delivered to the Trustee.

                 "Final Maturity Date" means December 15, 2007.

                 "Four Quarter Period" has the meaning provided in the definition of "Consolidated Fixed Charge Coverage Ratio" above.

                 "Funding Guarantor" has the meaning provided in Section 10.06.

                 "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, which are applicable from time to time, and are consistently applied.

                 "Global Security" means a security evidencing all or a part of the Securities issued to the Depository in accordance with Section 2.01 and bearing the legend prescribed in Exhibit C.

                 "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

                 "Guarantee" has the meaning provided in Section 10.01.

                 "Guarantor" means (a) each of Walbro Automotive Corporation, a Delaware corporation, Walbro Engine Management Corporation, a Delaware corporation, Sharon Manufacturing Company, a Michigan corporation, and Whitehead Engineered Products, Inc., a Delaware corporation; (b) each Wholly-Owned Restricted Subsidiary of the Company other than any Accounts Receivable Subsidiary which is incorporated under the laws of the United States or any state therein or the District of Columbia which incurs Indebtedness (other than to the Company or a Wholly-Owned Restricted Subsidiary) in an aggregate principal amount in excess of $5,000,000 for so long as such Wholly-Owned Restricted Subsidiary has Indebtedness outstanding in excess of $5,000,000 and (c) any other Subsidiary that guarantees the Securities.

                 "Holder" or "Securityholder" means a person in whose name a Security is registered on the Registrar's books.

                 "incur" has the meaning provided in Section 4.04.

                 "Indebtedness" means, with respect to any person, without duplication, (a) all liabilities of such person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business and which are not overdue by more than 180 days, but including, without limitation, all obligations, contingent or otherwise, of such person in connection with any letters of credit, banker's acceptance or other similar credit transaction; (b) all obligations of such person evidenced by bonds, notes, debentures or other similar instruments; (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business; (d) all net Capitalized Lease Obligations of such person; (e) all Indebtedness referred to in the preceding clauses of other persons and all dividends of other persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured); (f) all guarantees of Indebtedness referred to in this definition by such person; (g) all Redeemable Capital Stock of such person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends; (h) all obligations under or in respect of Currency Agreements and Interest Rate Protection Obligations of such person; and (i) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) through (h) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value.

                 "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

                 "Independent" when used with respect to any specified person means such a person who (a) is in fact independent; (b) does not have any direct financial interest or any material indirect financial interest in the Company or any of its Subsidiaries, or in any Affiliate of the Company or any of its Subsidiaries; and (c) is not an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions for the Company or any of its Subsidiaries. Whenever it is provided in this Indenture that any Independent person's opinion or certificate shall be furnished to the Trustee, such person shall be appointed by the Company, and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

                 "Independent Financial Advisor" means a firm (a) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company or any of its Subsidiaries and (b) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

                 "Initial Purchaser" means Salomon Brothers Inc.

                 "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                 "Interest Payment Date" means the stated maturity of an installment of interest on the Securities.

                 "Interest Rate Protection Agreement" means any arrangement with any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include without limitation, interest rate swaps, caps, floors, collars and similar agreements.

                 "Interest Rate Protection Obligations" means the obligations of any person pursuant to an Interest Rate Protection Agreement.

                 "Investment" means, with respect to any person, any direct or indirect loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other person. In addition, the Fair Market Value of the assets of any Subsidiary of the Company at the time that such Subsidiary is designated as an Unrestricted Subsidiary shall be deemed to be an Investment made by the Company in such Unrestricted

Subsidiary at such time. "Investments" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries in the ordinary course of business in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be.

                 "Investment Grade" means, with respect to the Securities, (a) in the case of S&P, a rating of at least BBB-; (b) in the case of Moody's, a rating of at least Baa3; and (c) in the case of a Rating Agency other than S&P or Moody's, the equivalent rating, or in each case, any successor, replacement or equivalent definition as promulgated by S&P, Moody's or other Rating Agency, as the case may be; provided that a rating of BBB-, with respect to S&P, Baa3, with respect to Moody's, or the equivalent rating of another Rating Agency other than S&P or Moody's (or any such successor, replacement or equivalent definition) shall not be Investment Grade if any such Rating Agency shall have then placed the Securities on credit watch with negative implications.

                 "Issue Date" means the date of first issuance of the Securities under this Indenture.

                 "Legal Defeasance" has the meaning provided in Section 8.01.

                 "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim or preference or priority or other encumbrance upon or with respect to any property of any kind. A person shall be deemed to own subject to a Lien any property which such person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

                 "Moody's" means Moody's Investors Service, Inc. and its successors.

                 "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary of the Company) net of (a) brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of legal counsel and investment bankers) related to such Asset Sale; (b) provisions for all taxes payable as a result of such

Asset Sale; (c) amounts required to be paid to any person (other than the Company or any Restricted Subsidiary of the Company) owning a beneficial interest in the assets subject to the Asset Sale; and (d) appropriate amounts to be provided by the Company or any Restricted Subsidiary of the Company, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary of the Company, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee.

                 "Net Worth" means, with respect to any person at any date, the stockholders' equity of such person less the amount of such stockholders' equity attributable to Redeemable Capital Stock of such person, as determined in accordance with GAAP.

                 "1995 Notes" means the $110,000,000 aggregate principal amount of 9-7/8% Senior Notes of the Company issued under the 1995 Notes Indenture.

                 "1995 Notes Guarantees" means the guarantees of the 1995 Notes issued pursuant to the 1995 Notes Indenture.

                 "1995 Notes Indenture" means the Indenture dated as of July 27, 1995 among the Company, the guarantors named therein and Bankers Trust Company, as trustee.

                 "1995 Notes Issue Date" means July 27, 1995.

                 "Non-Investment Grade Period" has the meaning provided in
Section 4.16.

                 "Note Agreement" means the Note Agreement dated as of October 1, 1994 by and among the Company and the Purchasers named on Schedule I thereto, relating to the $45,000,000 aggregate principal amount of 7.68% Senior Notes due October 1, 2004 of the Company.

                 "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                 "Offering Memorandum" means the Offering Memorandum of the Company dated December 11, 1997 with respect to the Series A Securities.

                 "Officer" means, with respect to any person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, or the Secretary of such person.

                 "Officers' Certificate" means a certificate signed by two Officers of the Company.

                 "Opinion of Counsel" means a written opinion from legal counsel which and who are acceptable to the Trustee.

                 "Participants" has the meaning provided in Section 2.15.

                 "Paying Agent" has the meaning provided in Section 2.03.

                 "Permitted Holder" means (i) each of Lambert A. Althaver, Robert H. Walpole, Gary L. Vollmar, Richard H. Whitehead, Michael A. Shope and Daniel L. Hittler; (ii) each spouse, lineal descendant and spouse of a lineal descendant of a person named in clause (i); and (iii) the estate or legal representative of a person named in clause (i) or (ii).

                 "Permitted Investments" means any of the following: (a) Investments in any Wholly-Owned Restricted Subsidiary (including any person that pursuant to such Investment becomes a Wholly-Owned Restricted Subsidiary) and any person that is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or any Wholly-Owned Restricted Subsidiary at the time such Investment is made; (b) Investments in Cash Equivalents; (c) Investments in deposits with respect to leases or utilities provided to third parties in the ordinary course of business; (d) Investments in the Securities and the 1995 Notes; (e) Investments in Currency Agreements on commercially reasonable terms entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in connection with the operations of the business of the Company or its Restricted Subsidiaries to hedge against fluctuations in foreign exchange rates; (f) loans or advances to officers, employees or consultants of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes of the Company and its Restricted Subsidiaries (including travel and mov-ing expenses) not in excess of $1,000,000 in the aggregate at any one time outstanding; (g) Investments in evidences of Indebtedness, securities or other property received from another person by the Company or any of its Restricted Subsidiaries in connection with any bankruptcy proceeding or by reason of a composition or readjustment of debt or a reorganization of such person or as a result of foreclosure, perfection or enforcement of any Lien in exchange for evidences of Indebtedness, securities or other property of such person held by the Company or any of its Restricted Subsidiaries, or for other liabilities or obligations of such other person to the Company or any of its Restricted Subsidiaries that were created in accordance with the terms of this Indenture;
(h) Investments in Interest Rate Protection Agreements on commercially reasonably terms entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in connection with the operations of the business of the Company or its Restricted Subsidiaries to hedge against fluctuations in interest rates; and (i) other Investments made after the 1995 Notes Issue Date not to exceed $10,000,000 in the aggregate plus an amount equal to the lesser of the return of capital with respect to such Investment and the initial amount of such Investment, in either case, less the cost of the disposition of such Investment.

                 "Permitted Liens" means the following types of Liens:

                 (a) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or any of its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

                 (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

                 (c) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, governmental contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                 (d) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

                 (e) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

                 (f) any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

                 (g) purchase money Liens to finance the acquisition or construction of property or assets of the Company or any Restricted Subsidiary of the Company acquired in the ordinary course of business; provided, however, that (i) the related purchase money Indebtedness shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired or constructed, (ii) the amount of Indebtedness secured by any such Lien shall not exceed the purchase price of the property or assets acquired or constructed and (iii) the Lien securing such Indebtedness either (x) exists at the time of such acquisition or construction or (y) shall be created within 90 days of such acquisition or construction;

                 (h) other purchase money Liens to finance the acquisition or construction of property or assets of the Company or any Restricted Subsidiary of the Company acquired in the ordinary course of business securing Indebtedness of the Company and its Restricted Subsidiaries under industrial revenue bonds or other Indebtedness of the Company and its Restricted Subsidiaries for which a governmental entity or agency provides direct or indirect credit support not to exceed $20,000,000 in the aggregate at any one time outstanding; provided, however, that (i) the amount of Indebtedness secured by any such Lien shall not exceed 125% of the purchase price of the property or assets acquired or constructed and (ii) the Lien securing such Indebtedness either (x) exists at the time of such acquisition or construction or (y) shall be created within 90 days of such acquisition or construction;

                 (i) other Liens; provided that at the time any such Lien is to be incurred, all such Liens incurred pursuant to this clause
             (i) secure obligations of the Company and its Restricted Subsidiaries not to exceed 10% of the Consolidated Net Worth of the Company after giving pro forma effect to the Lien that is to be incurred;

                 (j) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

                 (k) Liens on the property and assets of any Accounts Receivable Subsidiary arising in connection with any Accounts Receivable Transaction.

                 "person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, charitable foundation, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                 "Physical Securities" has the meaning provided in Section
2.01.

                 "Preferred Stock" means, with respect to any person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of preferred or preference Capital Stock of such person.

                 "principal" of any Indebtedness (including the Securities) means the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

                 "Private Placement Legend" means the legend initially set forth on the Securities in the form set forth on Exhibit A.

                 "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act as interpreted by the Company's Board of Directors in consultation with its independent certified public accountants.

                 "Purchase Agreement" means the purchase agreement dated as of December 11, 1997 by and among the Company, the Guarantors and the Initial Purchaser of the Securities.

                 "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

                 "Rating Agency" means a nationally recognized securities rating agency, selected by the Company and satisfactory to the Trustee.

                 "Record Date" means the Record Dates specified in the Securities; provided that if any such date is not a Business Day, the Record Date shall be the first day immediately preceding such specified day that is a Business Day.

                 "Redeemable Capital Stock" means any shares of any class or series of Capital Stock that, either by the terms thereof, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is or upon the happening of an event or passage of time would be required to be redeemed prior to the Stated Maturity with respect to the principal of any Security or is redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity.

                 "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Securities.

                 "Redemption Price," when used with respect to any Security to be redeemed, means the price fixed for such redemption, payable in immediately available funds, pursuant to this Indenture and the Securities.

                 "Registered Exchange Offer" means the offer to exchange the Series B Securities for all of the outstanding Series A Securities in accordance with the Registration Rights Agreement.

                 "Registrar" has the meaning provided in Section 2.03.

                 "Registration Rights Agreement" means the Registration Rights Agreement by and among the Company, the Guarantors and the Initial Purchaser, relating to the Securities and dated as of the Issue Date, as the same may be amended, supplemented or modified from time to time in accordance with the terms thereof.

                 "Regulation S" means Regulation S under the Securities Act.

                 "Replacement Assets" has the meaning provided in Section 4.16.

                 "Responsible Officer" shall mean, when used with respect to the Trustee, any officer in the corporate trust office of the Trustee including any managing director, vice president, assistant vice president, assistant secretary, assistant treasurer, or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                 "Restricted Payment" has the meaning provided in Section 4.03.

                 "Restricted Security" has the meaning set forth in Rule 144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Security is a Restricted Security.

                 "Restricted Subsidiary" means a Subsidiary of any person which is not an Unrestricted Subsidiary.

                 "Rule 144A" means Rule 144A under the Securities Act.

                 "Sale-Leaseback Transaction" of any person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such person of any property or asset of such person which has been or is being sold or transferred by such person after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

                 "SEC" means the Securities and Exchange Commission.

                 "Securities" means the Series A Securities and the Series B Securities treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

                 "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

                 "Series A Securities" means the 10 1/8% Senior Notes due 2007, Series A, of the Company issued pursuant to this Indenture and sold pursuant to the Purchase Agreement.

                 "Series B Securities" means the 10 1/8% Senior Notes due 2007, Series B, of the Company to be issued in exchange for the Series A Securities pursuant to the Registered Exchange Offer and the Registration Rights Agreement.

                 "Significant Subsidiary" shall have the same meaning as in Rule 1.02(v) of Regulation S-X under the Securities Act.

                 "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

                 "Stated Maturity" means, when used with respect to any Security or any installment of interest thereon, the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

                 "Subordinated Indebtedness" means Indebtedness of the Company or a Guarantor which is expressly subordinated in right of payment to the Securities or the Guarantee of such Guarantor, as the case may be.

                 "Subsidiary" means, with respect to any person, (a) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such person, by one or more Subsidiaries of such person or by such person and one or more Subsidiaries thereof and (b) any other person (other than a corporation), including, without limitation, a joint venture, in which such person, one or more Subsidiaries thereof or such person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least ma-jority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other person performing similar functions). For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

                 "Surviving Entity" has the meaning provided in Section 5.01.

                 "Unrestricted Subsidiary" means (x) Walbro Capital Trust and
(y) a Subsidiary of the Company (a) none of whose properties or assets were owned by the Company or any of its Subsidiaries on or prior to the 1995 Notes Issue Date, other than any such assets as are transferred to such Unrestricted Subsidiary in accordance with Section 4.03; (b) whose properties and assets, to the extent that they secure Indebtedness, secure only Non-Recourse Indebtedness; and (c) which has no Indebtedness other than Non-Recourse Indebtedness. As used above, "Non-Recourse Indebtedness" means Indebtedness as to which (i) neither the Company nor any of its Restricted Subsidiaries (1) provides credit support (including any undertaking, agreement or instrument which would constitute Indebtedness), (2) guarantees or is otherwise directly or indirectly liable or (3) constitutes the lender (in each case, other than pursuant to and in compliance with Section 4.03) and (ii) no default with respect to such Indebtedness (including any rights which the holders thereof may have to take enforcement action against the relevant Unrestricted Subsidiary or its assets) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity. The Company shall not be permitted to designate any Unrestricted Subsidiary as a Restricted Subsidiary unless, after giving pro forma effect to such designation, (i) the Company would be permitted to incur $1.00 of additional Indebtedness pursuant to the first paragraph of Section 4.04 (assuming a market rate of interest with respect to such Indebtedness) and (ii) all Indebtedness and Liens of such Unrestricted Subsidiary would be permitted to be incurred by a Restricted Subsidiary of the Company under this Indenture. An Unrestricted Subsidiary shall not be designated as a Restricted Subsidiary unless the Company shall have provided written notice to the Trustee as to compliance with this Indenture. A designation of an Unrestricted Subsidiary as a Restricted Subsidiary may not thereafter be rescinded.

                 "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended, as in effect on the date of the execution of this Indenture until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA, except as otherwise provided in Section 9.03.

                 "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

                 "U.S. Government Obligations" shall have the meaning provided in Section 8.01.

                 "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

                 "U.S. Physical Securities" shall have the meaning set forth in
Section 2.01.

                 "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any person (irrespective of whether or not, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

                 "Wholly-Owned Restricted Subsidiary" means any Restricted Subsidiary of the Company of which 100% of the outstanding Capital Stock is owned by the Company or one or more Wholly-Owned Restricted Subsidiaries or by the Company and one or more Wholly-Owned Restricted Subsidiaries. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

SECTION 1.02.           Incorporation by Reference of TIA.

                 Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

                 "Commission" means the SEC.

                 "indenture securities" means the Securities.

                 "indenture security holder" means a Holder or a Securityholder.

                 "indenture to be qualified" means this Indenture.

                 "indenture trustee" or "institutional trustee" means the Trustee.

                 "obligor" on the indenture securities means the Company, any Guarantor or any other obligor on the Securities.

                 All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03.           Rules of Construction.

                 Unless the context otherwise requires:

                 (1)    a term has the meaning assigned to it;

                 (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                 (3)    "or" is not exclusive;

                 (4) words in the singular include the plural, and words in the plural include the singular;

                 (5)    provisions apply to successive events and transactions;
         and

                 (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                  ARTICLE TWO

                                 THE SECURITIES

SECTION 2.01.             Form and Dating.

                 The Series A Securities and the Trustee's certificate of authentication thereof shall be substantially in the form of Exhibit A annexed hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Series B Securities and the Trustee's certificate of authentication thereof shall be substantially in the form of Exhibit B annexed hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements (including notations relating to the Guarantee) required by law, stock exchange rule or usage. The Company and the Trustee shall approve the form of the Securities and any notation, legend or endorsement (including notations relating to the Guarantee) on them. Each Security shall be dated the date of its issuance and shall show the date of its authentication.

                 Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent Global Securities in registered form, substantially in the form set forth in Exhibit A, deposited with the Trustee, as custodian for the Depository, and shall bear the legend set forth on Exhibit C. The aggregate principal amount of any Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

                 Securities offered and sold in offshore transactions in reliance on Regulation S shall be issued in the form of certificated Securities in registered form set forth in Exhibit A (the "Offshore Physical Securities"). Securities offered and sold in reliance on any other exemption from registration under the Securities Act other than as described in the preceding paragraph shall be issued, and Securities offered and sold in reliance on Rule 144A may be issued, in the form of certificated Securities in registered form in substantially the form set forth in Exhibit A (the "U.S. Physical Securities"). The Offshore Physical Securities and the U.S. Physical Securities are sometimes collectively herein referred to as the "Physical Securities."

SECTION 2.02.             Execution and Authentication.

                 Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Securities for the Company by manual or facsimile signature. The Company's seal shall also be reproduced on the Securities.

                 If an Officer or Assistant Secretary whose signature is on a Security was an Officer or Assistant Secretary at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless. Each Guarantor shall execute the Guarantee in the manner set forth in Section 10.08.

                 A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                 The Trustee shall authenticate (i) Series A Securities for original issue in the aggregate principal amount not to exceed $100,000,000 and
(ii) Series B Securities from time to time for issue only in exchange for a like principal amount of Series A Securities, in each case upon a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Securities to be authenticated, the series of Securities and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $100,000,000, except as provided in Section 2.07. Upon receipt of a written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution for Securities originally issued to reflect any name change of the Company.

                 The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

                 The Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

SECTION 2.03.             Registrar and Paying Agent.

                 The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where (a) Securities may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Securities may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company, upon written notice to the Trustee, may have one or more co-Registrars and one or more additional Paying Agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional Paying Agent. The Company initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed. Neither the Company nor any Affiliate of the Company may act as Paying Agent except as otherwise expressly provided in the form of the Security.

                 To the extent the Company makes such payments directly to the Holders, the Company shall simultaneously notify the Trustee thereof in writing.

SECTION 2.04.             Paying Agent To Hold Assets in Trust.

                 The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Securities, and shall notify the Trustee in writing of any Default by the Company in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time, but shall be under no obligation to, during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

SECTION 2.05.             Securityholder Lists.

                 The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06.             Transfer and Exchange.

                 Subject to the provisions of Sections 2.15 and 2.16, when Securities are presented to the Registrar or a co-Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations of the same series, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-Registrar's written request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other governmental charge payable upon exchanges or transfers pursuant to Section 2.02, 2.10, 3.06, 4.15,
4.16 or 9.05). The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing and
(ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Security being redeemed in part.

                 Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Depository (or its agent), and that ownership of a beneficial interest in a Global Security shall be required to be reflected in a book entry system.

SECTION 2.07.             Replacement Securities.

                 If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate upon written notice from the Company a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee and any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Security, including reasonable fees and expenses of counsel.

                 Every replacement Security is an additional obligation of the Company.

SECTION 2.08.             Outstanding Securities.

                 Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 2.09, a Security does not cease to be outstanding because the Company or any of its Affiliates holds the Security.

                 If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to
Section 2.07.

                 If on a Redemption Date or the Final Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.             Treasury Securities.

                 In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, the Guarantors or any of their respective Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Responsible Officer of the Trustee actually knows are so owned shall be disregarded.

                 The Trustee may require an Officers' Certificate listing Securities owned by the Company, a Guarantor or any of their respective Affiliates.

SECTION 2.10.             Temporary Securities.

                 Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Securities to be authenticated and the date on which the temporary Securities are to be authenticated. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 definitive Securities in exchange for temporary Securities.

SECTION 2.11.             Cancellation.

                 The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Securities surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation. If the Company or any Guarantor shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such

Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12.             Defaulted Interest.

                 If the Company defaults in a payment of interest on the Securities, it shall pay interest on overdue principal and on overdue installments of interest (without grace periods) from time to time on demand at the rate of 2% per annum in excess of the rate shown on the Security.

SECTION 2.13.             CUSIP Number.

                 The Company in issuing the Securities will use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities.

SECTION 2.14.             Deposit of Moneys.

                 Prior to 11:00 a.m. New York City time on each Interest Payment Date and the Final Maturity Date, the Company shall have either delivered by wire transfer or check such interest or principal and interest, as the case may be to Holders at such Holders registered address or deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or the Final Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or the Final Maturity Date, as the case may be.

SECTION 2.15.             Book-Entry Provisions for Global Securities.

                 (a) The Global Securities initially shall (i) be registered in the name of the Depository or the nominee of such Depository,
(ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit C.

                 Members of, or participants in, the Depository ("Participants") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the De-pository, or the Trustee as its custodian, or under the Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

                 (b) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depository and the provisions of Section 2.16. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Securities if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Security and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue Physical Securities.

                 (c) In connection with the transfer of Global Securities as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.15, the Global Securities shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Securities, an equal aggregate principal amount of Physical Securities of authorized denominations.

                 (d) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to paragraph (b) or (d) of this Section 2.15 shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.

                 (e) The Holder of any Global Security may grant proxies and otherwise authorize any person, including Participants and persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

SECTION 2.16.             Registration of Transfers and Exchanges.

                 (a) Transfer and Exchange of Physical Securities. When Physical Securities are presented to the Registrar with a request:

                  (i)     to register the transfer of the Physical Securities;
                          or

                  (ii) to exchange such Physical Securities for an equal number of Physical Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if the requirements under this Indenture as set forth in this Section 2.16 for such transactions are met; provided, however, that the Physical Securities presented or surrendered for registration of transfer or exchange:

                   (I) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                  (II) in the case of Physical Securities the offer and sale of which have not been registered under the Securities Act, such Physical Securities shall be accompanied, in the sole discretion of the Company, by the following additional information and documents, as applicable:

                 (A) if such Physical Security is being delivered to the Registrar by a holder for registration in the name of such holder, without transfer, a certification from such holder to that effect (in substantially the form of Exhibit D hereto); or

                 (B) if such Physical Security is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act, a certification to that effect (in substantially the form of Exhibit D hereto); or

                 (C) if such Physical Security is being transferred to an Institutional Accredited Investor, deliv-ery of a certification to that effect (in substantially the form of Exhibit D hereto) and a Transferee Certificate for Institutional Accredited Investors in the form of Exhibit E hereto; or

                 (D) if such Physical Security is being transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and a Transferee Certificate for Regulation S Transfers in the form of Exhibit F hereto and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                 (E) if such Physical Security is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                 (F) if such Physical Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit D hereto) and an Opinion of Counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act.

                 (b) Restrictions on Transfer of a Physical Security for a Beneficial Interest in a Global Security. A Physical Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar of a Physical Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar, together with:

                 (A) certification, substantially in the form of Exhibit D hereto, that such Physical Security is being transferred to a Qualified Institutional Buyer; and

                 (B) written instructions directing the Registrar to make, or to direct the Depository to make, an endorsement on the Global Security to reflect an increase in the aggregate amount of the Securities represented by the Global Security, then the Registrar shall cancel such Physical Security and cause, or direct the Depository to cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar, the number of Securities represented by the Global Security to be increased accordingly. If no Global Security is then outstanding, the Company shall issue and the Trustee shall upon written instructions from the Company authenticate a new Global Security in the appropriate amount.

                 (c) Transfer and Exchange of Global Securities. The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depository therefor.

                 (d) Transfer of a Beneficial Interest in a Global Security for a Physical Security.

                 (i) Any person having a beneficial interest in a Global Security may upon request exchange such beneficial interest for a Physical Security. Upon receipt by the Registrar of written instructions or such other form of instructions as is customary for the Depository from the Depository or its nominee on behalf of any person having a beneficial interest in a Global Security and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depository or the person designated by the Depository as having such a beneficial interest containing registration instructions and, in the case of any such transfer or exchange of a beneficial interest in Securities the offer and sale of which have not been registered under the Securities Act, the following additional information and documents:

                 (A) if such beneficial interest is being transferred to the person designated by the Depository as being the beneficial owner, a certification from such person to that effect (in substantially the form of Exhibit D hereto); or

                 (B) if such beneficial interest is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act, a certification to that effect (in substantially the form of Exhibit D hereto); or

                 (C) if such beneficial interest is being transferred to an Institutional Accredited Investor, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and a Certificate for Institutional Accredited Investors in the form of Exhibit E hereto; or

                 (D) if such beneficial interest is being transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and a Transferee Certificate for Regulation S Transfers in the form of Exhibit F hereto and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                 (E) if such beneficial interest is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and an Opinion of Counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act; or

                 (F) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit D hereto) and an Opinion of Counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, then the Registrar will cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar, the aggregate amount of the Global Security to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate, the Trustee will authenticate and deliver to the transferee a Physical Security.

                 (ii) Securities issued in exchange for a beneficial interest in a Global Security pursuant to this
                          Section 2.16(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar in writing. The Registrar shall deliver such Physical Securities to the persons in whose names such Physical Securities are so registered.

                 (e) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provisions of this Indenture, a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                 (f) Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless, and the Trustee is hereby authorized to deliver Securities without the Private Placement Legend if, (i) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Security has been sold pursuant to an effective registration statement under the Securities Act.

                 (g) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

                 The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section
2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

SECTION 2.17.             Designation.

                 The Indebtedness evidenced by the Securities is hereby irrevocably designated as "senior indebtedness" or such other term denoting seniority for the purposes of any future Indebtedness of the Company which the Company makes subordinate to any senior indebtedness or such other term denoting seniority.

                                 ARTICLE THREE

                                   REDEMPTION

SECTION 3.01.             Notices to Trustee.

                 If the Company elects to redeem Securities pursuant to Paragraph 5 or 6 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the Redemption Price and the principal amount of Securities to be redeemed. The Company shall give notice of redemption to Trustee at least 45 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein.

SECTION 3.02.             Selection of Securities To Be Redeemed.

                 If fewer than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed on a national securities exchange, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that if the Securities are redeemed pursuant to Paragraph 6 of the Securities, the Securities shall be redeemed solely on a pro rata basis unless the securities exchange, if any, on which the Securities are listed requires a different method. If the Securities are listed on any national securities exchange, the Company shall notify the Trustee in writing of the requirements of such exchange in respect of any redemption. The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations of less than $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.03.             Notice of Redemption.

                 At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first class mail, postage prepaid, to each Holder whose Securities are to be redeemed. At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Securities to be redeemed and shall state:

                   (1)    the Redemption Date;

                   (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

                   (3)    the name and address of the Paying Agent;

                   (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

                   (5) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities redeemed;

                   (6) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, and upon sur-render of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued;

                   (7) if fewer than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption; and

                   (8) the Paragraph of the Securities pursuant to which the Securities are to be redeemed.

SECTION 3.04.             Effect of Notice of Redemption.

                 Once notice of redemption is mailed in accordance with Section 3.03, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Paying Agent, such Securities called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to the Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates.

SECTION 3.05.             Deposit of Redemption Price.

                 On or before the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Securities to be redeemed on that date.

                 If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Securities to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Securities are presented for payment.

SECTION 3.06.             Securities Redeemed in Part.

                 Upon surrender of a Security that is to be redeemed in part, the Trustee shall upon written instruction from the Company authenticate for the Holder a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.

                                  ARTICLE FOUR

                                   COVENANTS

SECTION 4.01.             Payment of Securities.

                 The Company shall pay the principal of and interest on the Securities in the manner provided in the Securities. An installment of principal of or interest on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date U.S. Legal Tender designated for and sufficient to pay the installment.

                 The Company shall pay, to the extent such payments are lawful, interest on overdue principal and it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate borne by the Securities plus 2% per annum. Interest will be computed on the basis of a 360- day year comprised of twelve 30-day months.

SECTION 4.02.             Maintenance of Office or Agency.

                 The Company shall maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.03. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02. The Company hereby initially designates the corporate trust office of the Trustee as its office or agency in the Borough of Manhattan, The City of New York.

SECTION 4.03.             Limitation on Restricted Payments.

                 The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

                 (a) declare or pay any dividend or make any other distribution or payment on or in respect of Capital Stock of the Company or any of its Restricted Subsidiaries or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any of its Restricted Subsidiaries (other than (x) dividends or distribu-tions payable solely in Capital Stock of the Company (other than Redeemable Capital Stock) or in options, warrants or other rights to purchase Capital Stock of the Company (other than Redeemable Capital Stock), (y) the declaration or payment of dividends or other distributions to the extent declared or paid to the Company or any Restricted Subsidiary of the Company and (z) the declaration or payment of dividends or other distributions by any Restricted Subsidiary of the Company to all holders of Common Stock of such Restricted Subsidiary on a pro rata basis),

                 (b) purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of the Company or any of its Restricted Subsidiaries (other than any such Capital Stock owned by a Wholly-Owned Restricted Subsidiary),

                 (c) make any principal payment on, or purchase, defease, repurchase, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other Stated Maturity, any Subordinated Indebtedness (other than any such Indebtedness owned by the Company or a Wholly-Owned Restricted Subsidiary), or

                 (d) make any Investment (other than any Permitted Investment) in any person

(such payments or Investments described in the preceding clauses (a), (b), (c) and (d) are collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value on the date of such Restricted Payment of the asset(s) proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment), (A) no Default or Event of Default shall have occurred and be continuing, (B) immediately prior to and after giving effect to such Restricted Payment, the Company would be able to incur $1.00 of additional Indebtedness pursuant to the first paragraph of Section 4.04 (assuming a market rate of interest with respect to such additional Indebtedness) and (C) the aggregate amount of all Restricted Payments declared or made from and after the 1995 Notes Issue Date would not exceed the sum of
(1) 50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on the first day of the fiscal quarter of the Company during which the 1995 Notes Issue Date occurred and ending on the last day of the fiscal quarter of the Company im-mediately preceding the date of such proposed Restricted Payment, which period shall be treated as a single accounting period (or, if such aggregate cumulative Consolidated Net Income of the Company for such period shall be a deficit, minus 100% of such deficit) plus (2) the aggregate net proceeds (the amount of such proceeds, if other than cash, shall be the Fair Market Value on the date such proceeds are received by the Company of the asset(s) comprising such proceeds) received by the Company either (x) as capital contributions to the Company after the 1995 Notes Issue Date from any person (other than a Subsidiary of the Company) or (y) from the issuance or sale of Capital Stock (excluding Redeemable Capital Stock, but including Capital Stock issued upon the conversion of convertible Indebtedness or from the exercise of options, warrants or rights to purchase Capital Stock (other than Redeemable Capital Stock)) of the Company to any person (other than to a Subsidiary of the Company) after the 1995 Notes Issue Date plus (3) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the 1995 Notes Issue Date (excluding any Investment described in clause (v) of the following paragraph), an amount equal to the lesser of the return of capital with respect to such Investment and the initial amount of such Investment, in either case, less the cost of the disposition of such Investment. For purposes of the preceding clause (C)(2), the value of the aggregate net proceeds received by the Company upon the issuance of Capital Stock upon the conversion of convertible Indebtedness or upon the exercise of options, warrants or rights will be the net proceeds received upon the issuance of such Indebtedness, options, warrants or rights plus the incremental proceeds received by the Company upon the conversion or exercise thereof.

                 None of the foregoing provisions will prohibit (i) the payment of any dividend within 60 days after the date of its declaration, if at the date of declaration such payment would be permitted by the foregoing paragraph;
(ii) so long as no Default or Event of Default shall have occurred and be continuing, the redemption, repurchase or other acquisition or retirement of any shares of any class of Capital Stock of the Company or any Restricted Subsidiary of the Company in exchange for, or out of the net proceeds of, a substantially concurrent (x) capital contribution to the Company from any person (other than a Subsidiary of the Company) or (y) issue and sale of other shares of Capital Stock (other than Redeemable Capital Stock) of the Company to any person (other than to a Subsidiary of the Company); provided, however, that the amount of any such net proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from clause (C)(2) of the preceding paragraph; (iii) so long as no Default or Event of Default shall have occurred and be continuing, any redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness by exchange for, or out of the net proceeds of, a substantially concurrent (x) capital contribution to the Company from any person (other than a Subsidiary of the Company) or (y) issue and sale of (1) Capital Stock (other than Redeemable Capital Stock) of the Company to any person (other than to a Subsidiary of the Company); provided, however, that the amount of any such net proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from clause (C)(2) of the preceding paragraph; or (2) Indebtedness of the Company issued to any person (other than a Subsidiary of the Company), so long as such Indebtedness is Subordinated Indebtedness which
(x) has no Stated Maturity earlier than the 91st day after the Final Maturity Date, (y) has an Average Life to Stated Maturity equal to or greater than the remaining Average Life to Stated Maturity of the Securities and (z) is subordinated to the Securities in the same manner and at least to the same extent as the Subordinated Indebtedness so purchased, exchanged, redeemed, acquired or retired; (iv) so long as no Default or Event of Default shall have occurred and be continuing, the making of any Restricted Payment by the Company or any Restricted Subsidiary of the Company during any period of time when the Securities are rated Investment Grade by S&P and Moody's (or if either S&P or Moody's does not make a rating of the Securities publicly available, by either S&P or Moody's and an equivalent rating by another Rating Agency); (v) Investments constituting Restricted Payments made as a result of the receipt of non-cash consideration from any Asset Sale made pursuant to and in compliance with Section 4.16; (vi) so long as no Default or Event of Default has occurred and is continuing, repurchases by the Company of Common Stock of the Company from employees of the Company or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees, in an aggregate amount not exceeding $1,000,000 in any calendar year; and (vii) so long as no Default or Event of Default has occurred and is continuing, other Restricted Payments in an aggregate amount not exceeding $5,000,000 from the 1995 Notes Issue Date. In computing the amount of Restricted Payments previously made for purposes of clause (C) of the preceding paragraph, Restricted Payments made under the preceding clauses (i), (iv), (vi) and (vii) shall be included and clauses (ii), (iii) and (v) shall not be so included.

SECTION 4.04.             Limitation on Indebtedness.

                 The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or in any manner become directly or indirectly liable, contingently or otherwise, for the payment of (in each case, to "incur") any Indebtedness (including, without limitation, any Acquired Indebtedness); provided, however, that the Company or any Guarantor will be permitted to incur Indebtedness (including, without limitation, Acquired Indebtedness) if, at the time of such incurrence, and after giving pro forma effect thereto, the Consolidated Fixed Charge Coverage Ratio of the Company is at least equal to 2:1.

                 Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may, to the extent specifically set forth below, incur each and all of the following:

                 (a) Indebtedness of the Company evidenced by the Securities and Indebtedness of any Guarantor evidenced by its Guarantee;

                 (b) Indebtedness of the Company and its Subsidiaries outstanding on the Issue Date (including Indebtedness represented by the 1995 Notes and 1995 Notes Guarantees);

                 (c) Indebtedness of the Company and any Guarantor under the Credit Agreement and Indebtedness of any Accounts Receivable Subsidiary in connection with any Accounts Receivable Transaction in an aggregate principal amount at any one time outstanding not to exceed the greater of (x) the sum of
(A) 80% of the accounts receivable of the Company and its Restricted Subsidiaries on a consolidated basis and (B) 60% of the inventory of the Company and its Restricted Subsidiaries on a consolidated basis and (y) $135,000,000;

                 (d) (i) Interest Rate Protection Obligations of the Company covering Indebtedness of the Company or a Restricted Subsidiary of the Company and (ii) Interest Rate Protection Obligations of any Restricted Subsidiary of the Company covering Indebtedness of such Restricted Subsidiary; provided, however, that, in the case of either clause (i) or (ii), (x) any Indebtedness to which any such Interest Rate Protection Obligations relate is otherwise permitted to be incurred under this Section 4.04 and (y) the notional principal amount of any such Interest Rate Protection Obligations does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Obligations relate;

                 (e) Indebtedness of a Wholly-Owned Restricted Subsidiary owed to and held by the Company or another Wholly-Owned Restricted Subsidiary, in each case which is not subordinated in right of payment to any Indebtedness of such Wholly-Owned Restricted Subsidiary, except that (i) any transfer of such Indebtedness by the Company or a Wholly- Owned Restricted Subsidiary (other than to the Company or to a Wholly-Owned Restricted Subsidiary) and (ii) the sale, transfer or other disposition by the Company or any Wholly-Owned Restricted Subsidiary of Capital Stock of a Wholly- Owned Restricted Subsidiary which is owed Indebtedness of another Wholly-Owned Restricted Subsidiary such that it ceases to be a Wholly-Owned Restricted Subsidiary shall, in each case, be an incurrence of Indebtedness by such Wholly-Owned Restricted Subsidiary subject to the other provisions of this Section 4.04;

                 (f) Indebtedness of the Company owed to and held by a Wholly-Owned Restricted Subsidiary which is unsecured and subordinated in right of payment to the payment and performance of the Company's obligations under this Indenture and the Securities except that (i) any transfer of such Indebtedness by a Wholly-Owned Restricted Subsidiary (other than to another Wholly-Owned Restricted Subsidiary) and (ii) the sale, transfer or other disposition by the Company or any Wholly-Owned Restricted Subsidiary of Capital Stock of a Wholly-Owned Restricted Subsidiary which holds Indebtedness of the Company such that it ceases to be a Wholly-Owned Restricted Subsidiary shall, in each case, be an incurrence of Indebtedness by the Company, subject to the other provisions of this Section 4.04;

                 (g) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

                 (h) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two Business Days of incurrence;

                 (i) Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self- insurance or similar requirements in the ordinary course of business;

                 (j) Indebtedness of Restricted Subsidiaries of the Company which are not Guarantors not to exceed the sum of (x) 90% of the accounts receivable of any such Restricted Subsidiary, (y) 70% of the inventory of any such Restricted Subsidiary and (z) 10% of the Net Worth of any such Restricted Subsidiary; provided that if any such Subsidiary shall sell or otherwise transfer any of its accounts receivable, the Net Cash Proceeds from any such sale or transfer shall be used to repay any Indebtedness of such Subsidiary incurred pursuant to this clause (j);

                 (k) Indebtedness incurred by the Company or any of its Restricted Subsidiaries during any period of time when the Securities are rated Investment Grade by S&P and Moody's (or if either S&P or Moody's does not make a rating of the Securities publicly available, by either S&P or Moody's and an equivalent rating by another Rating Agency) and no Default or Event of Default shall have occurred and be continuing;

                 (l) Indebtedness of the Company or any Guarantor in addition to that described in clauses (a) through (k) above, in an aggregate principal amount outstanding at any time not exceeding $20,000,000; and

                 (m) (i) Indebtedness of the Company the proceeds of which are used solely to refinance (whether by amendment, renewal, extension or refunding) Indebtedness of the Company or any of its Restricted Subsidiaries and (ii) Indebtedness of any Restricted Subsidiary of the Company the proceeds of which are used solely to refinance (whether by amendment, renewal, extension or refunding) Indebtedness of such Restricted Subsidiary, in each case other than the Indebtedness incurred under clause (c), (d), (e), (f), (g), (h), (i),
(j) or (l) of this Section 4.04; provided, however, that (x) the principal amount of Indebtedness incurred pursuant to this clause (m) (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness) shall not exceed the sum of the principal amount of Indebtedness so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of such Indebtedness or the amount of any premium reasonably determined by the Board of Directors of the

Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated purchase, plus the amount of reasonable expenses in connection therewith, and (y) in the case of Indebtedness incurred by the Company or any Guarantor pursuant to this clause (m), such Indebtedness (A) has no scheduled principal payment prior to the earlier of (1) the final maturity of the Indebtedness refinanced or (2) the 91st day after the Final Maturity Date and (B) has an Average Life to Stated Maturity greater than either (1) the Average Life to Stated Maturity of the Indebtedness refinanced or (2) the remaining Average Life to Stated Maturity of the Securities.

                 The Company will not, directly or indirectly, in any event incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated in right of payment to any other Indebtedness of the Company unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate in right of payment to the Securities pursuant to subordination provisions that are substantively identical to the subordination provisions of such Indebtedness (or such agreement) that are most favorable to the holders of any other Indebtedness of the Company.

SECTION 4.05.             Corporate Existence.

                 Except as otherwise permitted by Article Five, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each Restricted Subsidiary and the rights (charter and statutory) and material franchises of the Company and each of its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right or franchise, or the corporate existence of any Restricted Subsidiary, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, adverse in any material respect to the Holders.

SECTION 4.06.             Payment of Taxes and Other Claims.

                 The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent,

(i) all material taxes, assessments and governmental charges levied or imposed upon it or any of its Restricted Subsidiaries or upon the income, profits or property of it or any of its Restricted Subsidiaries and (ii) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability or Lien upon the property of it or any of its Restricted Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made.

SECTION 4.07.             Maintenance of Properties and Insurance.

                 (a) The Company shall cause all material properties owned by or leased by it or any of its Restricted Subsidiaries used or useful to the conduct of its business or the business of any of its Restricted Subsidiaries to be improved or maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.07 shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of the Company or of the Board of Directors of any Restricted Subsidiary of the Company, or of an officer (or other agent employed by the Company or of any of its Restricted Subsidiaries) of the Company or any of its Restricted Subsidiaries having managerial responsibility for any such property, desirable in the conduct of the business of the Company or any Restricted Subsidiary of the Company, and if such discontinuance or disposal is not adverse in any material respect to the Holders.

                 (b) The Company shall maintain, and shall cause its Restricted Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses of similar size, including property and casualty loss, workers' compensation and interruption of business insurance.

SECTION 4.08.             Compliance Certificate; Notice of Default.

                 (a) The Company shall deliver to the Trustee, within 100 days after the close of each fiscal year an Officers' Certificate stating that a review of the activities of the Company has been made under the supervision of the signing officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his knowledge the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no Default or Event of Default occurred during such year and at the date of such certificate no Default or Event of Default has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe its status with particularity. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

                 (b)  The annual financial statements delivered pursuant to
Section 4.10 shall be accompanied by a written report of the Company's independent accountants (who shall be a firm of established national reputation) that in conducting their audit of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4, 5 or 6 of this Indenture insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any person for any failure to obtain knowledge of any such violation.

                 (c) The Company shall deliver to the Trustee, within ten days of becoming aware of any Default or Event of Default in the performance of any covenant, agreement or condition contained in this Indenture, an Officers' Certificate specifying the Default or Event of Default and describing its status with particularity.

SECTION 4.09.             Compliance with Laws.

                 The Company shall comply, and shall cause each of its Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Company and its Restricted Subsidiaries taken as a whole.

SECTION 4.10.             SEC Reports.

                 (a) The Company will file with the SEC all information documents and reports to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is subject to such filing requirements so long as the SEC will accept such filings. The Company (at its own expense) will file with the Trustee within 15 days after it files them with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company files with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Upon qualification of this Indenture under the TIA, the Company shall also comply with the provisions of TIA Section 314(a).

                 (b) At the Company's expense, regardless of whether the Company is required to furnish such reports to its stockholders pursuant to the Exchange Act, the Company shall cause its consolidated financial statements, comparable to that which would have been required to appear in annual or quarterly reports, to be delivered to the Trustee and the Holders. The Company will also make such reports available to prospective purchasers of the Securities, securities analysts and broker-dealers upon their request.

                 (c) For so long as any of the Securities remain outstanding the Company will make available to any prospective purchaser of the Securities or beneficial owner of the Securities in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act during any period when the Company is not subject to Section 13 or 15(d) under the Exchange Act.

SECTION 4.11.             Waiver of Stay, Extension or Usury Laws.

                 The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of and/or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.12.             Limitation on Transactions with Interested Persons.

                 The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, transfer, disposition, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any Affiliate of the Company, unless (a) such transaction or series of related transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those which could have been obtained in a comparable transaction at such time from persons who are not Affiliates of the Company,
(b) with respect to a transaction or series of transactions involving aggregate payments or value equal to or greater than $5,000,000, the Company has obtained a written opinion from an Independent Financial Advisor stating that the terms of such transaction or series of transactions are fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view and
(c) with respect to a transaction or series of transactions involving aggregate payments or value equal to or greater than $2,500,000, the Company shall have delivered an Officers' Certificate to the Trustee certifying that such transaction or series of transactions complies with the preceding clause (a) and, if applicable, certifying that the opinion referred to in the preceding clause (b) has been delivered and that such transaction or series of transactions has been approved by a majority of the Board of Directors of the Company; provided, however, that this Section 4.12 will not restrict the Company from (i) paying dividends in respect of its Capital Stock or making Investments permitted under Section 4.03, (ii) paying reasonable and customary fees to directors of the Company who are not employees of the Company or (iii) making loans or advances to officers, employees or consultants of the Company and its Restricted Subsidiaries (including travel and moving expenses) in the ordinary course of business for bona fide business purposes of the Company or such Restricted Subsidiary not in excess of $5,000,000 in the aggregate at any one time outstanding.

SECTION 4.13. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

                 The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness owed to the Company or any other Restricted Subsidiary of the Company, (c) make loans or advances to, or any investment in, the Company or any other Restricted Subsidiary of the Company, (d) transfer any of its properties or assets to the Company or any other Restricted Subsidiary of the Company or (e) guarantee any Indebtedness of the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) customary non-assignment provisions of any contract or any lease governing a leasehold interest of the Company or any Restricted Subsidiary of the Company, (iii) customary restrictions on transfers of property subject to a Lien permitted under this Indenture which could not materially adversely affect the Company's ability to satisfy its obligations under this Indenture and the Securities,
(iv) any agreement or other instrument of a person acquired by the Company or any Restricted Subsidiary of the Company (or a Restricted Subsidiary of such person) in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the properties or assets of the person, so acquired, (v) provisions contained in agreements or instruments relating to Indebtedness which prohibit the transfer of all or substantially all of the assets of the obligor thereunder unless the transferee shall assume the obligations of the obligor under such agreement or instrument, (vi) encumbrances and restrictions under and as contemplated by agreements governing Indebtedness in effect on the Issue Date and encumbrances and restrictions in permitted refinancing or replacements thereof which are no less favorable to the Holders of the Securities than those contained in the Indebtedness so refinanced or replaced and (vii) any Accounts Receivable Subsidiary in connection with any Accounts Receivable Transaction.

SECTION 4.14.             Limitation on Liens.

                 The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Liens of any kind against or upon any of its property or assets, or any proceeds therefrom, unless (x) in the case of Liens securing Subordinated Indebtedness, the Securities are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (y) in all other cases, the Securities are equally and ratably secured, except for (a) Liens existing as of the Issue Date and Liens under and as contemplated by agreements existing as of the Issue Date, including Liens on Capital Stock of Subsidiaries of the Company and accounts receivable, inventory and intangibles of the Company and its Restricted Subsidiaries securing Indebtedness (including any guarantees) under the Credit Agreement and the Note Agreement incurred in accordance with this Indenture; (b) Liens securing the Securities or any Guarantee; (c) Liens securing the 1995 Notes and the 1995 Notes Guarantees pursuant to the terms of the 1995 Notes Indenture; (d) Liens in favor of the Company; (e) Liens securing Indebtedness which is incurred to refinance Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; provided, however, that such Liens do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced; and
(f) Permitted Liens.

SECTION 4.15.             Change of Control.

                 (a) Upon the occurrence of a Change of Control, the Company shall be obligated to make an offer to purchase (a "Change of Control Offer"), and shall purchase, on a Business Day (the "Change of Control Purchase Date") not more than 60 nor less than 30 days following the occurrence of the Change of Control, all of the then outstanding Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Change of Control Purchase Date. The Change of Control Offer shall remain open for at least 20 Business Days and until the close of business on the Change of Control Purchase Date.

                 (b) Within 30 days following the date upon which the Change of Control occurred (the "Change of Control Date"), the

Company shall mail, or cause to be mailed, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Change of Control Offer. Such notice shall state:

                   (1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Securities tendered and not withdrawn will be accepted for payment;

                   (2) the purchase price (including the amount of accrued interest) and the Change of Control Purchase Date;

                   (3) that any Security not tendered will continue to accrue interest;

                   (4) that, unless the Company defaults in making payment therefor, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

                   (5) that Holders electing to have a Security purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Change of Control Purchase Date;

                   (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Change of Control Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased;

                   (7) that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered; and

                   (8) the circumstances and relevant facts regarding such Change of Control.

                 On or before the Change of Control Purchase Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent in accordance with Section 2.14 U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Securities so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. Upon receipt by the Paying Agent of the monies specified in clause
(ii) above and a copy of the Officers' Certificate specified in clause (iii) above, the Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price plus accrued interest, if any, and the Trustee shall promptly authenticate and mail to such Holders new Securities equal in principal amount to any unpurchased portion of the Securities surrendered. Any Securities not so accepted shall be promptly mailed by the Company to the Holder thereof. For purposes of this Section 4.15, the Trustee shall act as the Paying Agent.

                 Any amounts remaining after the purchase of all validly tendered and not validly withdrawn Securities pursuant to a Change of Control Offer shall be returned by the Trustee to the Company.

                 The Company shall and shall cause its Subsidiaries to comply with all tender offer rules under state and Federal securities laws, including, but not limited to, Section 14(e) under the Exchange Act and Rule 14e-1 thereunder, to the extent applicable to such offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.15 by virtue thereof.

                 The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.16.             Disposition of Proceeds of Asset Sales.

                 (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Sale during any period when the Securities are not rated Investment Grade by S&P and Moody's (or if either S&P or Moody's does not make a rating of the Securities publicly available, by either S&P or Moody's and an equivalent rating by another Rating Agency (such period, the "Non-Investment Grade Period")) unless (a) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold or otherwise disposed of and (b) at least 75% of such consideration consists of cash or Cash Equivalents. To the extent the Net Cash Proceeds of any Asset Sale consummated during the Non-Investment Grade Period are not required (a) to repay any Indebtedness secured by the assets subject to such Asset Sale pursuant to Liens permitted under this Indenture, (b) to repay Indebtedness incurred pursuant to clause (j) of Section 4.04, (c) to be applied to repay, and permanently reduce the commitments under, the Credit Agreement (as required by the terms thereof) or (d) to repay Indebtedness under the 1995 Notes or, in each case, are not so applied, the Company or such Restricted Subsidiary, as the case may be, may, within 365 days of such Asset Sale, apply such Net Cash Proceeds to an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the businesses of the Company and its Restricted Subsidiaries existing on the Issue Date or in businesses reasonably related thereto ("Replacement Assets"). Any Net Cash Proceeds from any Asset Sale consummated during the Non-Investment Grade Period that are neither used to repay Indebtedness, as specified in the immediately preceding sentence, nor invested in Replacement Assets within the 365-day period described above constitute "Excess Proceeds," subject to disposition as provided below in clause (b) of this Section 4.16.

                 (b) When the aggregate amount of Excess Proceeds equals or exceeds $10,000,000, the Company shall make an offer to purchase (an "Asset Sale Offer"), from all Holders of the Securities, not more than 40 Business Days thereafter (the "Excess Proceeds Payment Date"), an aggregate principal amount of Securities equal to such Excess Proceeds, at a price in cash equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest, if any, to the Excess Proceeds Payment Date. To the extent that the aggregate principal amount of Securities tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use such deficiency for general corporate purposes. If the aggregate principal amount of Securities validly tendered and not withdrawn by holders thereof exceeds the Excess Proceeds, Securi-ties to be purchased will be selected on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero.

                 (c)  Notice of each Asset Sale Offer pursuant to this Section
4.16 shall be mailed or caused to be mailed, by first class mail, by the Company not less than 30 days prior to the Excess Proceeds Payment Date to all Holders at their last registered addresses, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Asset Sale Offer and shall state the following terms:

                   (1)    that the Asset Sale Offer is being made pursuant to
         Section 4.16 and that all Securities tendered will be accepted for payment; provided, however, that if the principal amount of Securities tendered in an Asset Sale Offer plus accrued interest at the expiration of such offer exceeds the aggregate amount of the Excess Proceeds, the Company shall select the Securities to be purchased on a pro rata basis;

                   (2) the purchase price (including the amount of accrued interest, if any) and the Excess Proceeds Payment Date (which shall be at least 20 Business Days from the date of mailing of notice of such Asset Sale Offer, or such longer period as required by law);

                   (3) that any Security not tendered will continue to accrue interest;

                   (4) that, unless the Company defaults in making payment therefor, any Security accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Excess Proceeds Payment Date;

                   (5) that Holders electing to have a Security purchased pursuant to an Asset Sale Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Excess Proceeds Payment Date;

                   (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Excess Proceeds Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased; and

                   (7) that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered.

                 On or before the Excess Proceeds Payment Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Asset Sale Offer which are to be purchased in accordance with item
(c)(1) above, (ii) deposit with the Paying Agent in accordance with Section
2.14 U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Securities to be purchased and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price plus accrued interest, if any. For purposes of this Section 4.16, the Trustee shall act as the Paying Agent.

                 The Company shall and shall cause its Subsidiaries to comply with all tender offer rules under state and Federal securities laws, including, but not limited to, Section 14(e) under the Exchange Act and Rule 14e-1 thereunder, to the extent applicable to such offer. To the extent that the provisions of any securities laws or regulations conflict with the foregoing provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the foregoing provisions of this Indenture by virtue thereof.

                 (d) In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a person in a transaction permitted under
Section 5.01 hereof, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this Section 4.16, and shall comply with the provisions of this Section 4.16 with respect to such deemed sale as if it were an Asset Sale. In addition, the Fair Market Value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section 4.16.

SECTION 4.17. Limitation on Issuance and Sale of Preferred Stock by Restricted Subsidiaries.

                 The Company (a) will not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or a Wholly-Owned Restricted Subsidiary) and (b) will not permit any person (other than the Company or a Wholly-Owned Restricted Subsidiary) to own any Preferred Stock of any Restricted Subsidiary of the Company; provided, however, that this
Section 4.17 shall not prohibit the issuance and sale of (x) all, but not less than all, of the issued and outstanding Capital Stock of any Restricted Subsidiary of the Company owned by the Company or any of its Restricted Subsidiaries in compliance with the other provisions of this Indenture or (y) the issuance or sale of any Preferred Stock of a Restricted Subsidiary during any period of time when the Securities are rated Investment Grade by S&P and Moody's (or if either S&P or Moody's does not make a rating of the Securities publicly available, by either S&P or Moody's and an equivalent rating by another Rating Agency), so long as no Default or Event of Default shall have occurred and be continuing.

SECTION 4.18.             Limitation on Sale-Leaseback Transactions.

                 The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale- Leaseback Transaction with respect to any property of the Company or any of its Restricted Subsidiaries. Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may enter into Sale-Leaseback Transactions with respect to property acquired or constructed after the Issue Date; provided that (a) the Attributable Value of such Sale-Leaseback Transaction shall be deemed to be Indebtedness of the Company or such Restricted Subsidiary, as the case may be, and (b) after giving pro forma effect to any such Sale-Leaseback Transaction and the foregoing clause (a), the Company would be able to incur $1.00 of additional Indebtedness pursuant to the first paragraph of Section 4.04 above (assuming a market rate of interest with respect to such additional Indebtedness).

                                  ARTICLE FIVE

                             SUCCESSOR CORPORATION

SECTION 5.01.             Mergers, Consolidations and Sale of Assets.

                 (a) The Company shall not, in a single transaction or series of related transactions, consolidate or merge with or into any person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any person unless: (i) either (1) the Company or the applicable Restricted Subsidiary shall be the surviving or continuing corporation or (2) the person (if other than the Company or such Restricted Subsidiary) formed by such consolidation or into which the Company or such Restricted Subsidiary is merged or the person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety (the "Surviving Entity") (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and
(y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Securities and the performance of every covenant of the Securities, this Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed; (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above on a pro forma basis (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, (1) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and
(2) shall be able to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of Section 4.04 (assuming a market rate of interest with respect to such additional Indebtedness) hereof; provided that in determining the Consolidated Fixed Charge Coverage Ratio of the resulting, transferee or surviving person, such ratio shall be calculated as if the transaction (including the incurrence of any Indebtedness or Acquired Indebtedness) took place on the first day of the Four Quarter Period; (iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above on a pro forma basis (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction) no Default and no Event of Default shall have occurred or be continuing; and (iv) the Company or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

                 (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                 (c) Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with the provisions of
Section 4.16) will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any person other than the Company or any other Guarantor unless: (i) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor), or to which sale, lease, conveyance or other disposition shall have been made, is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia; (ii) such entity assumes by supplemental indenture all of the obligations of the Guarantor on the Guarantee; (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iv) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (a)(ii) of this
Section 5.01.

SECTION 5.02.             Successor Corporation Substituted.

                 Upon any such consolidation, merger, conveyance, lease or transfer in accordance with the foregoing, the successor person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company therein, and thereafter (except in the case of a sale, assignment, transfer, lease, conveyance or other disposition) the predecessor corporation will be relieved of all further obligations and covenants under this Indenture, the Securities and the Registration Rights Agreement; provided that solely for purposes of computing amounts described in subclause (C) of Section 4.03, any such successor person shall only be deemed to have succeeded to and be substituted for the Company with respect to periods subsequent to the effective time of such merger, consolidation or transfer of assets.

                                  ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION 6.01.             Events of Default.

                   An "Event of Default" occurs if:

                   (1) the Company fails to pay interest on any Security when the same becomes due and payable and such failure continues for a period of 30 days; or

                   (2) the Company fails to pay the principal of or premium, if any, on any Security, when such principal or premium becomes due and payable, whether at Stated Maturity, upon optional redemption, required purchase, acceleration, scheduled principal payment or otherwise (including the failure to make a payment to purchase Securities tendered pursuant to a Change of Control Offer or an Asset Sale Offer); or

                   (3) the Company defaults in the observance or performance of any other covenant or agreement contained in this Indenture, the Securities or any Guarantee (other than a default specified in clause
         (1) or (2) above) which default continues for a period of 30 days after (x) the

         Company receives written notice specifying the default and requiring the Company to remedy the same from the Trustee or (y) the Company and the Trustee receive such a notice from Holders of at least 25% in principal amount of outstanding Securities; or

                   (4) defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidence of Indebtedness under which the Company or any Restricted Subsidiary of the Company then has outstanding Indebtedness in excess of $5,000,000, individually or in the aggregate, and either (a) such Indebtedness is already due and payable in full or (b) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness; or

                   (5)    the Company or any of its Significant Subsidiaries
         (A) admits in writing its inability to pay its debts generally as they become due, (B) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (C) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (D) consents to the appointment of a Custodian of it or for substantially all of its property, (E) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (F) makes a general assignment for the benefit of its creditors, or (G) takes any corporate action to authorize or effect any of the foregoing; or

                   (6) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case or proceeding under any Bankruptcy Law, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any of its Significant Subsidiaries, (B) appoint a Custodian of the Company or any of its Significant Subsidiaries or for substantially all of any of their property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                   (7) one or more judgments, orders or decrees of any court or regulatory or administrative agency of competent jurisdiction for the payment of money in excess of $5,000,000, either individually or in the aggregate, shall be entered against the Company or any Restricted Subsidiary of the Company or any of their respective properties and shall not be discharged or fully bonded and there shall have been a period of 60 days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree shall not be in effect; or

                   (8) either (i) the collateral agent under the Credit Agreement or (ii) any holder of at least $5,000,000 in aggregate principal amount of Indebtedness of the Company or any of its Restricted Subsidiaries shall commence judicial proceedings to foreclose upon assets of the Company or any of its Restricted Subsidiaries having an aggregate Fair Market Value, individually or in the aggregate, in excess of $5,000,000 or shall have exercised any right under applicable law or applicable security documents to take ownership of any such assets in lieu of foreclosure; or

                   (9) any of the Guarantees cease to be in full force and effect, or any of the Guarantees are declared to be null and void and unenforceable or any of the Guarantees are found to be invalid or any of the Guarantors denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of this Indenture) and such condition shall have continued for a period of 60 days after written notice of such failure (which notice shall specify the Default, demand that it be remedied and state that it is a "Notice of Default") requiring the Guarantor and the Company to remedy the same shall have been given (x) to the Company by the Trustee or
         (y) to the Company and the Trustee by Holders of at least 25% of the aggregate principal amount of the Securities then outstanding.

                 The Trustee shall, within 30 days after the occurrence of any Default actually known to a Responsible Officer of the Trustee, give to the holders of Securities notice of such Default; provided that, except in the case of a Default in the payment of principal of or interest on any of the Securities, the Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Securities.

SECTION 6.02.             Acceleration.

                 If an Event of Default (other than an Event of Default specified in clauses (5) or (6) above) occurs and is continuing, then and in every such case the Trustee, by notice to the Company or the Holders of not less than 25% in aggregate principal amount of the then outstanding Securities may declare the unpaid principal of, premium, if any, and accrued and unpaid interest, if any, on all the Securities then outstanding to be due and payable, by a notice in writing to the Company (and to the Trustee, if given by Holders) and upon such declaration such principal amount, premium, if any, and accrued and unpaid interest will become immediately due and payable. If an Event of Default specified in clause (5) or (6) above occurs and is continuing, all unpaid principal of, and premium, if any, and accrued and unpaid interest on, the Securities then outstanding will ipso facto become due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the Securities then outstanding by written notice to the Trustee may rescind an acceleration and its consequences if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on the Securities, (iii) the principal of and premium, if any, on the Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the Securities which has become due otherwise than by such declaration of acceleration; (b) all existing Events of Default, other than the non-payment of the principal of the Securities which has become due solely by such declaration of acceleration, have been cured or waived, and (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

SECTION 6.03.             Other Remedies.

                 If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities, this Indenture or the Guarantees.

                 The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04.             Waiver of Past Defaults.

                 Subject to Sections 6.07 and 9.02, the Holders of not less than a majority in principal amount of the outstanding Securities by written notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Security as specified in clauses (1) and (2) of Section 6.01. The Company shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents upon which the Trustee may conclusively rely. When a Default or Event of Default is waived, it is cured and ceases.

SECTION 6.05.             Control by Majority.

                 The Holders of not less than a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

                 In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification from the Company satisfactory to it in its sole discretion against any loss, liability, cost or expense caused by taking such action or following such direction.

SECTION 6.06.             Limitation on Suits.

                 A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

                   (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

                   (2) the Holder or Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

                   (3) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                   (4) the Trustee does not comply with the request within 30 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                   (5) during such 30-day period the Holder or Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

                 A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

SECTION 6.07.             Rights of Holders To Receive Payment.

                 Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08.             Collection Suit by Trustee.

                 If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.             Trustee May File Proofs of Claim.

                 The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, legal fees, disbursements and advances of the Trustee, its agents, nominees, custodians and counsel) and the Securityholders allowed in any judicial proceedings relating to the Company, its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, legal fees, disbursements and advances of the Trustee, its agents, nominees, custodians and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 6.10.             Priorities.

                 If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

                 First:  to the Trustee for amounts due under Section 7.07;

                 Second: if the Holders are forced to proceed against the Company, a Guarantor or any other obligor on the Securities directly without the Trustee, to Holders for their collection costs;

                 Third: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                 Fourth: to the Company or the Guarantors, as their respective interests may appear.

                 The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

SECTION 6.11.             Undertaking for Costs.

                 In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Securities.

                                 ARTICLE SEVEN

                                    TRUSTEE

SECTION 7.01.             Duties of Trustee.

                 (a) If an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request of any of the holders of Securities, unless they shall have offered to the Trustee security and indemnity satisfactory to it.

                 (b) Except during the continuance of an Event of Default actually known to a Responsible Officer of the Trustee:

                   (1) The Trustee need perform only those duties as are specifically set forth herein and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee.

                   (2) In the absence of bad faith on its part, the Trustee may conclusively rely and be fully protected, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions and such other documents delivered to it pursuant to Section 11.04 hereof furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                 (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                   (1)    This paragraph does not limit the effect of paragraph
         (b) of this Section 7.01.

                   (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                   (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                 (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive an indemnity satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

                 (e) Every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.

                 (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.             Rights of Trustee.

                 Subject to Section 7.01:

                 (a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                 (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 11.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

                 (c) The Trustee may act through its attorneys, agents, custodians and nominees and shall not be responsible for the misconduct or negligence of any attorney, agent, custodian or nominee (other than such a person who is an employee of the Trustee) appointed with due care.

                 (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

                 (e) The Trustee may consult with counsel and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                 (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

                 (g) The Trustee shall not be deemed to have notice or knowledge of any matter unless a Responsible Officer assigned to and working in the Trustee's Corporate Trust Office has actual knowledge thereof or unless written notice thereof is received by the Trustee at the Corporate Trust Office and such notice references the Securities generally, the Company or this Indenture.

SECTION 7.03.             Individual Rights of Trustee.

                 The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04.             Trustee's Disclaimer.

                 The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee's certificate of authentication. The Trustee makes no representations with respect to the effectiveness or adequacy of this Indenture. The Trustee shall not be responsible for independently ascertaining or maintaining such validity, if any, and shall be fully protected in relying upon certificates and opinions delivered to it in accordance with the terms of this Indenture.

SECTION 7.05.             Notice of Default.

                 If a Default or an Event of Default occurs and is continuing and a Responsible Officer of the Trustee receives actual notice of such event, the Trustee shall mail to each Securityholder, as their names and addresses appear on the Securityholder list described in Section 2.05, notice of the uncured Default or Event of Default within 30 days after the Trustee receives such notice. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Security, including the failure to make payment on

(i) the Change of Control Purchase Date pursuant to a Change of Control Offer or (ii) the Excess Proceeds Payment Date pursuant to an Asset Sale Offer, the Trustee may withhold the notice if and so long as the board of directors, the executive committee, or a trust committee of directors, of the Trustee in good faith determines that withholding the notice is in the interest of the Securityholders.

SECTION 7.06.             Reports by Trustee to Holders.

                 This Section 7.06 shall not be operative as a part of this Indenture until this Indenture is qualified under the TIA, and, until such qualification, this Indenture shall be construed as if this Section 7.06 were not contained herein.

                 Within 60 days after each May 15 of each year beginning with 1998, the Trustee shall, to the extent that any of the events described in TIA
Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Securityholder a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b), 313(c) and 313(d).

                 A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the SEC and each securities exchange, if any, on which the Securities are listed.

                 The Company shall notify a Responsible Officer of the Trustee if the Securities become listed on any securities exchange or of any delisting thereof.

SECTION 7.07.             Compensation and Indemnity.

                 The Company shall pay to the Trustee from time to time reasonable compensation for its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as may be attributable to the Trustee's negligence or bad faith. Such expenses shall include the reasonable compensation, legal fees, disbursements and expenses of the Trustee's agents, accountants, experts, nominees, custodians and counsel and any taxes or other expenses incurred by a trust created pursuant to Section
8.01 hereof.

                 The Company shall indemnify the Trustee, its directors, officers, agents and employees and each predecessor trustee for, and hold it harmless against, any loss, liability or expense incurred by the Trustee without negligence or bad faith on its part arising out of or in connection with the administration of this trust and its duties under this Indenture, including the reasonable expenses and attorneys' fees of defending itself against any claim of liability arising hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. However, the failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense (and may employ its own counsel) at the Company's expense. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld or delayed. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee as a result of the violation of this Indenture by the Trustee if such violation arose from the Trustee's negligence or bad faith.

                 To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a senior claim prior to the Securities against all money or property held or collected by the Trustee, in its capacity as Trustee.

                 When the Trustee incurs expenses or renders services after an Event of Default specified in clause (5) or (6) of Section 6.01 occurs, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law. The Company's obligations under this Section 7.07 and any claim arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company's obligations pursuant to Article Eight and any rejection or termination under any Bankruptcy Law.

SECTION 7.08.             Replacement of Trustee.

                 The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor trustee with the Company's consent. The Company may remove the Trustee if:

                   (1)    the Trustee fails to comply with Section 7.10;

                   (2)    the Trustee is adjudged a bankrupt or an insolvent;

                   (3) a receiver or other public officer takes charge of the Trustee or its property; or

                   (4) the Trustee becomes legally incapable of acting with respect to its duties hereunder.

                 If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                 A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture; provided, however, that no Trustee under this Indenture shall be liable for any act or omission of any successor Trustee. A successor Trustee shall mail notice of its succession to each Securityholder.

                 If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                 Notwithstanding replacement of the Trustee pursuant to this
Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee and the Company shall pay to any such replaced or removed Trustee all amounts owed under Section 7.07 upon such replacement or removal.

SECTION 7.09.             Successor Trustee by Merger, Etc.

                 If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 7.10.             Eligibility; Disqualification.

                 This Indenture shall always have a Trustee who satisfies the requirement of TIA Sections 310(a)(1) and 310(a)(5). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

SECTION 7.11.             Preferential Collection of Claims Against Company.

                 The Trustee, in its capacity as Trustee hereunder shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA
Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                 ARTICLE EIGHT


                    SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 8.01.             Legal Defeasance and Covenant Defeasance.

                 (a) The Company may, at its option by Board Resolution, at any time, with respect to the Securities, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Securities upon compliance with the conditions set forth in paragraph (d).

                 (b) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), the Company shall be deemed to have been released and discharged from its obligations with respect to the outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of the Sections and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned, except for the following, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of the Holders of outstanding Securities to receive payment in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (ii) the Company's obligations to issue temporary Securities, register the transfer or exchange of any Securities, replace mutilated, destroyed, lost or stolen Securities and maintain an office or agency for payments in respect of the Securities, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and (iv) the defeasance provisions of this Indenture. The Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Securities.

                 (c) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c), the Company shall be released and discharged from its obligations under any covenant contained in Article 5 and in Sections 4.03 through 4.18 with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Company and any Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(3), nor shall any event referred to in Section 6.01(4), (7) or (8) thereafter constitute a Default or an Event of Default thereunder but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

                 (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Securities:

                   (1) The Company shall have irrevocably deposited in trust with the Trustee, pursuant to an irrevocable trust and security agreement in form and substance satisfactory to the Trustee, U.S. Legal Tender or direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged ("U.S. Government Obligations") maturing as to principal and interest in such amounts and at such times as are sufficient, without consideration of the reinvestment of such interest and after payment of all Federal, state and local taxes or other charges or assessments in respect thereof payable by the Trustee, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof (in form and substance reasonably satisfactory to the Trustee) delivered to the Trustee, to pay the principal of, premium, if any, and interest on all the outstanding Securities on the dates on which any such payments are due and payable in accordance with the terms of this Indenture and of the Securities;

                   (2) Such deposits shall not cause the Trustee to have a conflicting interest as defined in and for purposes of the TIA;

                   (3) The Trustee shall have received Officers' Certificates stating that No Default of Event of Default or event which with notice or lapse of time or both would become a Default or an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as Section 6.01(5) or (6) is concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

                   (4) The Trustee shall have received Officers' Certificates stating that such deposit will not result in a Default under this Indenture or a breach or violation of, or constitute a default under, any other material instrument or agreement to which the Company or any of its Subsidiaries is a party or by which it or its property is bound;

                   (5) (i) In the event the Company elects paragraph (b) hereof, the Company shall deliver to the Trustee an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee to the effect that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall state that Holders of the Securities will not recognize income gain or loss for Federal income tax purposes as a result of such deposit and the defeasance contemplated hereby and will be subject to Federal income taxes in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, or (ii) in the event the Company elects paragraph
         (c) hereof, the Company shall deliver to the Trustee an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, to the effect that, Holders of the Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and the defeasance contemplated hereby and will be subject to Federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

                   (6) The deposit shall not result in the Company, the Trustee or the trust becoming or being deemed to be an

         "investment company" under the Investment Company Act of 1940, as amended;

                   (7) The Company shall have delivered to the Trustee an Officers' Certificate, in form and substance reasonably satisfactory to the Trustee, stating that the deposit under clause (1) was not made by the Company or any Subsidiary with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or any Subsidiary or others;

                   (8) The Company shall have delivered to the Trustee an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, to the effect that, (A) the trust funds will not be subject to the rights of holders of Indebtedness of the Company or any Guarantor other than the Securities and (B) assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and that no Holder of Securities is an insider of the Company, after the passage of 90 days following the deposit, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors' rights generally; and

                   (9) The Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the defeasance contemplated by this Section 8.01 have been complied with; provided, however, that no deposit under clause (1) above shall be effective to terminate the obligations of the Company under the Securities or this Indenture prior to 90 days following any such deposit.

                 In the event all or any portion of the Securities are to be redeemed through such irrevocable trust, the Company must make arrangements satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Company.

SECTION 8.02.             Satisfaction and Discharge.

                 In addition to the Company's rights under Section 8.01, the Company may terminate all of its obligations under this Indenture (subject to Section 8.03) when:

                   (1) all Securities theretofore authenticated and delivered (other than Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07) have been delivered to the Trustee for cancellation; or

                   (2) all Securities not theretofore delivered to the Trustee for cancellation (except lost, stolen or destroyed Securities which have been replaced or paid) have been called for redemption pursuant to the terms of the Securities or have otherwise become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Securities not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Securities to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; and

                   (3) the Company has paid or caused to be paid all other sums payable hereunder and under the Securities by the Company; and

                   (4) there exists no Default or Event of Default under this Indenture; and

                   (5) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with.

SECTION 8.03.             Survival of Certain Obligations.

                 Notwithstanding the satisfaction and discharge of this Indenture and of the Securities referred to in Section 8.01 or 8.02, the respective obligations of the Company and the Trustee under Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.10, 2.12, 2.13, 4.01, 4.02 and 6.07, Article
Seven and Sections 8.05, 8.06 and 8.07 shall survive until the Securities are no longer outstanding, and thereafter the obligations of the Company and the Trustee under Sections 7.07, 8.05, 8.06 and 8.07 shall survive. Nothing contained in this Article Eight shall abrogate any of the rights, obligations or duties of the Trustee under this Indenture.

SECTION 8.04.             Acknowledgment of Discharge by Trustee.

                 Subject to Section 8.07, after (i) the conditions of Section
8.01 or 8.02 have been satisfied, (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon written request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified in Section 8.03.

SECTION 8.05.             Application of Trust Assets.

                 The Trustee shall hold any U.S. Legal Tender or U.S. Government Obligations deposited with it in the irrevocable trust established pursuant to Section 8.01. The Trustee shall apply the deposited U.S. Legal Tender or the U.S. Government Obligations, together with earnings thereon, through the Paying Agent, in accordance with this Indenture and the terms of the irrevocable trust agreement established pursuant to Section 8.01, to the payment of principal of and interest on the Securities. The U.S. Legal Tender or U.S. Government Obligations so held in trust and deposited with the Trustee in compliance with Section 8.01 shall not be part of the trust estate under this Indenture, but shall constitute a separate trust fund for the benefit of all Holders entitled thereto.

SECTION 8.06.             Repayment to the Company or Guarantors; Unclaimed
                          Money.

                 Subject to Sections 7.07 and 8.01, the Trustee shall promptly pay to the Company, or if deposited with the Trustee by any Guarantor, to such Guarantor, upon receipt by the Trustee of an Officers' Certificate, any excess money, determined in accordance with Section 8.01, held by it at any time. The Trustee and the Paying Agent shall pay to the Company or any Guarantor, as the case may be, upon receipt by the Trustee or the Paying Agent, as the case may be, of an Officers' Certificate, any money held by it for the payment of principal, premium, if any, or interest that remains unclaimed for two years after payment to the Holders is required; provided, however, that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder enti-tled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company or any Guarantor, as the case may be, Security holders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designates another person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

SECTION 8.07.             Reinstatement.

                 If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Indenture by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then and only then the Company's and each Guarantor's, if any, obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had been made pursuant to this Indenture until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with this Indenture; provided, however, that if the Company or the Guarantors, as the case may be, have made any payment of principal of, premium, if any, or interest on any Securities because of the reinstatement of their obligations, the Company or the Guarantors, as the case may be, shall be subrogated to the rights of the holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE NINE

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.             Without Consent of Holders.

                 The Company and the Guarantors (when authorized by Board Resolutions), and the Trustee, together, may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

                 (1)    to cure any ambiguity, defect or inconsistency;

                   (2) to evidence the succession in accordance with Article V hereof of another person to the Company or a Guarantor and the assumption by any such successor of the covenants of the Company or a Guarantor herein and in the Securities or a Guarantee, as the case may be;

                   (3) to provide for uncertificated Securities in addition to or in place of certificated Securities;

                   (4) to make any other change that does not materially adversely affect the rights of any Securityholders hereunder; or

                   (5) to comply with any requirements of the SEC in connection with the qualification of this Indenture under the TIA; or

                   (6) to add or release any Guarantor pursuant to the terms of this Indenture.

provided that each of the Company and the Guarantors has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01 and that such amendment will not have a material adverse effect on any security holder.

SECTION 9.02.             With Consent of Holders.

                 Subject to Section 6.07, the Company and the Guarantors (when authorized by Board Resolutions) and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Securities, may amend or supplement this Indenture or the Securities, without notice to any other Securityholders. Subject to
Section 6.07, the Holder or Holders of a majority in aggregate principal amount of the outstanding Securities may waive compliance by the Company with any provision of this Indenture or the Securities without notice to any other Securityholder. Without the consent of each Securityholder affected, however, no amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may:

                   (1) change the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture, the Securities or the Guarantees;

                   (2) reduce the rate or change the time for payment of interest, including default interest, on any Security;

                   (3)    reduce the principal amount of any Security;

                   (4) change the Final Maturity Date of any Security, or alter the redemption or repurchase provisions contained in this Indenture or the Securities in a manner adverse to any Holder;

                   (5) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Security on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of the Securities to waive Defaults or Events of Default;

                   (6)    make any changes in Section 6.04, 6.07 or this
         Section 9.02;

                   (7) make the principal of, or the interest on any Security payable in money other than as provided for in this Indenture, the Securities and the Guarantees as in effect on the date hereof;

                   (8) affect the ranking of the Securities or the Guarantees, in each case in a manner adverse to the Holders;

                   (9) amend, modify or change the obligation of the Company to make or consummate a Change of Control Offer an Asset Sale Offer or waive any default in the performance thereof or modify any of the provisions or definitions with respect to any such offers; or

                  (10) release any Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture.

                 It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                 After an amendment, supplement or waiver under this Section
9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.03.             Compliance with TIA.

                 From the date on which this Indenture is qualified under the TIA, every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04.             Revocation and Effect of Consents.

                 Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

                 The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

                 After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (1) through (10) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 9.05.             Notation on or Exchange of Securities.

                 If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

SECTION 9.06.             Trustee To Sign Amendments, Etc.

                 The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and constitutes the legal, valid and binding obligations of the Company enforceable in accordance with its terms. Such Opinion of Counsel shall be at the expense of the Company, and the Trustee shall have a lien under
Section 7.07 for any such expense.

                                  ARTICLE TEN

                                   GUARANTEE

SECTION 10.01.            Unconditional Guarantee.

                 Each Guarantor hereby unconditionally, jointly and severally, guarantees (such guarantee to be referred to herein as the "Guarantee") to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Securities or the Obligations of the Company hereunder or thereunder, that: (i) the principal of and interest on the Securities will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of the Securities and all other Obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and
(ii) in case of any extension of time of payment or renewal of any Securities or of any such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and
(ii) above, to the limitations set forth in Section 10.03. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and in this Guarantee. If any Securityholder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Securityholder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

SECTION 10.02.            Severability.

                 If any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.03.            Release of a Guarantor.

                 If all of the assets of any Guarantor or all of the Capital Stock of any Guarantor is sold (including by issuance or otherwise) by the Company or any of its Subsidiaries in a transaction constituting an Asset Sale, and if the Net Cash Proceeds from such Asset Sale are used in accordance with
Section 4.16, then such Guarantor (in the event of a sale or other disposition of all of the Capital Stock of such Guarantor) or the corporation or other entity acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and discharged of its Guarantee obligations.

                 The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate and Opinion of Counsel certifying as to the compliance with this Section 10.03. Any Guarantor not so released remains liable for the full amount of principal of and interest on the Securities as provided in this Article Ten.

SECTION 10.04.            Limitation of Guarantor's Liability.

                 Each Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 10.05, result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

SECTION 10.05.            Guarantors May Consolidate, etc., on Certain Terms.

                 (a) Nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor or shall prevent any sale of assets or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to the Company or another Guarantor. Upon any such consolidation, merger, sale or conveyance, the Guarantee given by such Guarantor shall no longer have any force or effect.

                 (b) Except as set forth in Article Four and Article Five hereof, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into a corporation or corporations other than the Company or another Guarantor (whether or not affiliated with the Guarantor) or shall prevent any sale of assets or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to a corporation or corporations other than the Company or another Guarantor (whether or not affiliated with the Guarantor); provided, however, that, (i) immediately after such transaction, and giving effect thereto such transaction does not (A) violate any covenants set forth herein or (B) result in a Default or Event of Default under this Indenture that is continuing, and
(ii) upon any such consolidation, merger, sale or conveyance, the Guarantee set forth in this Article Ten, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by such Guarantor, shall be expressly assumed (in the event that the Guarantor is not the surviving corporation in the merger), by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the corporation formed by such consolidation, or into which the Guarantor shall have merged, or by the corporation that shall have acquired such property. In the case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture executed and delivered to the Trustee and satisfactory in form to the Trustee of the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor; provided, however, that solely for purposes of computing amounts described in subclause (C) of Section 4.03 any such successor corporation shall only be deemed to have succeeded to and be substituted for any Guarantor with respect to periods subse-quent to the effective time of such merger, consolidation or transfer of assets.

                 (c) The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate and Opinion of Counsel certifying as to the compliance with this Section 10.04. Any Guarantor not so released remains liable for the full amount of principal of and interest on the Securities as provided in this Article Ten.

SECTION 10.06.            Contribution.

                 In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under the Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Securities or any other Guarantor's obligations with respect to the Guarantee. "Adjusted Net Assets" of such Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date (other than liabilities of such Guarantor under Indebtedness Subordinated to such Guarantor's Guarantee)), but excluding liabilities under the Guarantee, of such Guarantor at such date and (y) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding debt in respect of the Guarantee of such Guarantor, as they become absolute and matured.

SECTION 10.07.            Waiver of Subrogation.

                 Until all Guarantee Obligations are paid in full each Guarantor hereby irrevocably waives any claims or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under the Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Securities against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Securities shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Securities, and shall, forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Securities, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section
10.07 is knowingly made in contemplation of such benefits.

SECTION 10.08.            Execution of Guarantee.

                 To evidence their guarantee to the Securityholders set forth in this Article Ten, the Guarantors hereby agree to execute the Guarantee in substantially the form included in the Securities, which shall be endorsed on each Security ordered to be authenticated and delivered by the Trustee. Each Guarantor hereby agrees that its Guarantee set forth in this Article Ten shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee. Each such Guarantee shall be signed on behalf of each Guarantor by two Officers, or an Officer and an Assistant Secretary or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to such Guarantee prior to the authentication of the Security on which it is endorsed, and the delivery of such Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Guarantee on behalf of such Guarantor. Such signatures upon the Guarantee may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the Guarantee, and in case any such officer who shall have signed the Guarantee shall cease to be such officer before the Security on which such Guarantee is endorsed shall have been authenticated and delivered by the Trus-tee or disposed of by the Company, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed the Guarantee had not ceased to be such officer of the Guarantor.

SECTION 10.09.            Waiver of Stay, Extension or Usury Laws.

                 Each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive each such Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each such Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                 ARTICLE ELEVEN

                                 MISCELLANEOUS

SECTION 11.01.            TIA Controls.

                 If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of Section 318(c) of the TIA, the imposed duties shall control.

SECTION 11.02.            Notices.

                 Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                   if to the Company:

                   Walbro Corporation
                   6242 Garfield Street
                   Cass City, Michigan  48726

                   Attention:  Chief Executive Officer

                   Facsimile:  (517) 872-2301
                   Telephone:  (517) 872-2131

                   if to the Trustee:

                   Bankers Trust Company
                   Corporate Trust and Agency Group
                   Four Albany Street
                   New York, New York  10004

                   Attention:  Corporate Market Services

                   Facsimile:  (212) 250-6392/6961
                   Telephone:  (212) 250-6382

                 Each of the Company and the Trustee by written notice to each other such person may designate additional or different addresses for notices to such person. Any notice or communication to the Company and the Trustee, shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

                 Any notice or communication mailed to a Securityholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

                 Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.03.            Communications by Holders with Other Holders.

                 Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture, the Securities or the Guarantees. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

SECTION 11.04.            Certificate and Opinion as to Conditions Precedent.

                 Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

                   (1) an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                   (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.05.            Statements Required in Certificate or Opinion.

                 Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.08, shall include:

                   (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                   (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                   (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                   (4) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 11.06.            Rules by Trustee, Paying Agent, Registrar.

                 The Trustee, Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 11.07.            Legal Holidays.

                 If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day with the same force and effect as if made on such payment date.

SECTION 11.08.            Governing Law.

                 THIS INDENTURE, THE SECURITIES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. Each of the parties hereto agrees to submit to the jurisdiction of any federal or state court located in the Borough of Manhattan, the City of New York in any action or proceeding arising out of or relating to this Indenture.

SECTION 11.09.            No Adverse Interpretation of Other Agreements.

                 This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10.            No Recourse Against Others.

                 A director, officer, employee, stockholder or incorporator, as such, of the Company or any of its Subsidiaries shall not have any liability for any obligations of the Company or the Guarantors under the Securities, this Indenture or the Guarantees or for any claim based on, in respect of or by reason of such obligations or their creations. Each Securityholder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

SECTION 11.11.            Successors.

                 All agreements of the Company and the Guarantors in this Indenture, the Securities and the Guarantees shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 11.12.            Duplicate Originals.

                 All parties may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

SECTION 11.13.            Severability.

                 In case any one or more of the provisions in this Indenture, in the Securities or in the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                                   SIGNATURES

                 IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first written above.

                                  WALBRO CORPORATION

                                  By:      /s/ DANIEL L. HITTLER
                                        -------------------------------------
                                        Name:  DANIEL L. HITTLER
                                        Title: SECRETARY

                                  BANKERS TRUST COMPANY
                                     as Trustee

                                  By:      /s/ KEVIN WEEKS
                                        -------------------------------------
                                        Name:  KEVIN WEEKS
                                        Title: ASSISTANT VICE PRESIDENT

                                  THE GUARANTORS:

                                  WALBRO AUTOMOTIVE CORPORATION

                                  By:      /s/ DANIEL L. HITTLER
                                        -------------------------------------
                                        Name:  DANIEL L. HITTLER
                                        Title: SECRETARY

                                  WALBRO ENGINE MANAGEMENT CORPORATION

                                  By:      /s/ DANIEL L. HITTLER
                                        -------------------------------------
                                        Name:  DANIEL L. HITTLER
                                        Title: SECRETARY

                                  SHARON MANUFACTURING COMPANY

                                  By:      /s/ DANIEL L. HITTLER
                                        -------------------------------------
                                        Name:  DANIEL L. HITTLER
                                        Title: SECRETARY

                                  WHITEHEAD ENGINEERED PRODUCTS, INC.

                                  By:      /s/ DANIEL L. HITTLER
                                        -------------------------------------
                                        Name:  DANIEL L. HITTLER
                                        Title: SECRETARY

                                                                       EXHIBIT A
                          [FORM OF SERIES A SECURITY]

       THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) OUTSIDE THE UNITED STATES TO PERSONS OTHER THAN U.S. PERSONS IN OFFSHORE TRANSACTIONS MEETING THE REQUIREMENTS OF RULE 904 UNDER REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                               WALBRO CORPORATION
                              10 1/8% Senior Note

                       due December 15, 2007, Series A

                                                        CUSIP No.: 931154AE8
No.                                                     $

                 WALBRO CORPORATION a Delaware corporation (the "Company",
which term includes any successor corporation), for value received promises to
pay to           or registered assigns, the principal sum of $ Dollars, on
December 15, 2007.

                 Interest Payment Dates: June 15 and December 15 commencing June 15, 1998

                 Record Dates:  June 1 and December 1

                 Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

                 IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Dated:  December 16, 1997

                                  WALBRO CORPORATION

                                  By:
                                        -------------------------------------
                                        Name:
                                        Title:
                                  By:
                                        -------------------------------------
                                        Name:
                                        Title:

                 [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]
                 This is one of the 10 1/8% Senior Notes due 2007, Series A, described in the within-mentioned Indenture.

Dated:  December 16, 1997               BANKERS TRUST COMPANY,
                                          as Trustee

                                        By
                                           -----------------------------------
                                           Authorized Signatory

                             (REVERSE OF SECURITY)
                               WALBRO CORPORATION
                              10 1/8% Senior Note
                        due December 15, 2007, Series A

1.       Interest.

                 WALBRO CORPORATION, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semi-annually on June 15 and December 15 of each year (the "Interest Payment Date"), commencing June 15, 1998. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 16, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                 The Company shall pay interest on overdue principal from time to time on demand at the rate borne by the Securities plus 2% and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2.       Method of Payment.

                 The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3.       Paying Agent and Registrar.

                 Initially, Bankers Trust Company (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar or co-Registrar.

4.       Indenture and Guarantees.

                 The Company issued the Securities under an Indenture, dated as of December 15, 1997 (the "Indenture"), among the Company, the Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are general unsecured obligations of the Company limited in aggregate principal amount to $100,000,000. Payment on each Security is guaranteed on a senior basis, jointly and severally, by the Guarantors pursuant to Article Ten of the Indenture.

5.       Optional Redemption.

                 The Securities will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after December 15, 2002 at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the twelve-month period commencing on December 15 of the year set forth below, plus, in each case, accrued interest thereon to the date of redemption:

            Year                                                  Percentage
            ----                                                  ----------
            2002  . . . . . . . . . . . . . . . . . . . . .       105.063%
            2003  . . . . . . . . . . . . . . . . . . . . .       103.375%
            2004  . . . . . . . . . . . . . . . . . . . . .       101.688%
            2005 and thereafter . . . . . . . . . . . . . .       100.000%

6.       Optional Redemption upon Public Equity Offering.

                 At any time, or from time to time, on or prior to December 15, 2000, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings (as defined) to redeem up to an aggregate of 30% of the principal amount of Securities originally issued, at a redemption price equal to 110.125% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of redemption. In order to effect the foregoing redemption with the net cash proceeds of a Public Equity Offering, the Company shall send the redemption notice not later than 60 days after the consummation of such Public Equity Offering.

                 As used in the preceding paragraph, "Public Equity Offering" means an underwritten public offering of Capital Stock (other than Redeemable Capital Stock) of the Company pursuant to a registration statement filed with and declared effective by the SEC in accordance with the Securities Act.

7.       Notice of Redemption.

                 Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder's registered address. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000.

                 If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption.

8.       Change of Control Offer.

                 Upon the occurrence of a Change of Control, the Company will be required to offer to purchase all of the outstanding Securities at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase.

9.       Limitation on Disposition of Assets.

                 The Company under certain conditions is obligated to make an offer to purchase Securities at 100% of their principal amount plus accrued and unpaid interest to the date of repurchase with certain net cash proceeds of certain sales or other dispositions of assets in accordance with the Indenture.

10.      Denominations; Transfer; Exchange.

                 The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

11.      Persons Deemed Owners.

                 The registered Holder of a Security shall be treated as the owner of it for all purposes.

12.      Unclaimed Funds.

                 If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agents will repay the funds to the Company at its request. After that, all liability of the Trustee and such Paying Agents with respect to such funds shall cease.

13.      Legal Defeasance and Covenant Defeasance.

                 The Company may be discharged from its obligations under the Indenture and the Securities except for certain provisions thereof, and may be discharged from its obligations to comply with certain covenants contained in the Indenture and the Securities, in each case upon satisfaction of certain conditions specified in the Indenture.

14.      Amendment; Supplement; Waiver.

                 Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

15.      Restrictive Covenants.

                 The Indenture contains certain covenants that, among other things, limit the ability of the Company and its subsidiaries to make restricted payments, to incur indebtedness, to create liens, to issue preferred or other capital stock of sub-sidiaries, to sell assets, to permit restrictions on dividends and other payments by subsidiaries to the Company, to consolidate, merge or sell all or substantially all of its assets, to engage in transactions with affiliates or to engage in certain businesses. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

16.      Defaults and Remedies.

                 If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal or interest, including an accelerated payment) if it determines that withholding notice is in their interest.

17.      Trustee Dealings with Company.

                 The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

18.      No Recourse Against Others.

                 No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

19.      Authentication.

                 This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

20.      Abbreviations and Defined Terms.

                 Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

21.      CUSIP Numbers.

                 Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

22.      Registration Rights.

                 Pursuant to the Registration Rights Agreement, the Company will be obligated upon the occurrence of certain events to consummate an exchange offer pursuant to which the Holder of this Security shall have the right to exchange this Series A Security for the Company's 10 1/8% Senior Notes due 2007, Series B (the "Series B Securities"), which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Series A Securities. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

                 The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture. Requests may be made to: Walbro Corporation, 6242 Garfield Street, Cass City, Michigan 48726,
Attn: Chief Executive Officer.

                                   GUARANTEE

                 The Guarantors (as defined in the Indenture referred to in the Security upon which this notation is endorsed and each hereinafter referred to as a "Guarantor," which term includes any successor person under the Indenture) have unconditionally guaranteed on a senior basis (such guarantee by each Guarantor being referred to herein as the "Guarantee") (i) the due and punctual payment of the principal of and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Securities, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Ten of the Indenture and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

                 No stockholder, officer, director or incorporator, as such, past, present or future, of any Guarantor shall have any liability under the Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

                 The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.


                                  GUARANTORS:

                                  WALBRO AUTOMOTIVE CORPORATION

                                  By:
                                        -------------------------------------
                                        Name:
                                        Title:

                                  By:
                                        -------------------------------------
                                        Name:
                                        Title:

                                  WALBRO ENGINE MANAGEMENT CORPORATION

                                  By:
                                        -------------------------------------
                                        Name:
                                        Title:

                                  By:
                                        -------------------------------------
                                        Name:
                                        Title:

                                  SHARON MANUFACTURING COMPANY

                                  By:
                                        -------------------------------------
                                        Name:
                                        Title:

                                  By:
                                        -------------------------------------
                                        Name:
                                        Title:

                                  WHITEHEAD ENGINEERED PRODUCTS, INC.

                                  By:
                                        -------------------------------------
                                        Name:
                                        Title:

                                  By:
                                        -------------------------------------
                                        Name:
                                        Title:

                               ASSIGNMENT FORM


I or we assign and transfer this Security to
________________________________________________________________________________
________________________________________________________________________________
(Print or type name, address and zip code of assignee or transferee)

________________________________________________________________________________
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint________________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:                          Signed:
       ----------------                -------------------------------------
                                       (Sign exactly as name appears on the
                                       other side of this Security)

Signature Guarantee:
                                --------------------------------------------
                                Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                       OPTION OF HOLDER TO ELECT PURCHASE

                 If you want to elect to have this Security purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

Section 4.15 [      ] Section 4.16 [      ]

                 If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount: $______________

Dated:                          Signed:
       ----------------                -------------------------------------
                                       (Sign exactly as name appears on the
                                       other side of this Security)


Signature Guarantee:
                      ------------------------------------------------------

                                                                       EXHIBIT B

                          [FORM OF SERIES B SECURITY]
                               WALBRO CORPORATION
                              10 1/8% Senior Note
                       due December 15, 2007, Series B

                                                            CUSIP No.: 931154AE8
No.                                                         $

                 WALBRO CORPORATION a Delaware corporation (the "Company", which term includes any successor corporation), for value received promises to
pay to         or registered assigns, the principal sum of $ Dollars, on
December 15, 2007.

                 Interest Payment Dates: June 15 and December 15 commencing June 15, 1998

                 Record Dates:  June 1 and December 1

                 Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

                 IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers. Dated:
December 16, 1997


                                  WALBRO CORPORATION

                                  By:
                                        -------------------------------------
                                        Name:
                                        Title:

                                  By:
                                        -------------------------------------
                                        Name:
                                        Title:

                 [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

          This is one of the 10 1/8% Senior Notes due 2007, Series B, described in the within-mentioned Indenture.

Dated:  December 16, 1997              BANKERS TRUST COMPANY,
                                          as Trustee

                                       By
                                         -------------------------------
                                          Authorized Signatory

                             (REVERSE OF SECURITY)
                               WALBRO CORPORATION

                             10 1/8% Senior Note
                       due December 15, 2007, Series B

1.       Interest.

                 WALBRO CORPORATION, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semi-annually on June 15 and December 15 of each year (the "Interest Payment Date"), commencing June 15, 1998. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 16, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                 The Company shall pay interest on overdue principal from time to time on demand at the rate borne by the Securities plus 2% and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2.       Method of Payment.

                 The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3.       Paying Agent and Registrar.

                 Initially, Bankers Trust Company (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar or co-Registrar.

4.       Indenture and Guarantees.

                 The Company issued the Securities under an Indenture, dated as of December 15, 1997 (the "Indenture"), among the Company, the Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are general unsecured obligations of the Company limited in aggregate principal amount to $100,000,000. Payment on each Security is guaranteed on a senior basis, jointly and severally, by the Guarantors pursuant to Article Ten of the Indenture.

5.       Optional Redemption.

                 The Securities will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after December 15, 2002 at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the twelve-month period commencing on December 15 of the year set forth below, plus, in each case, accrued interest thereon to the date of redemption:

            Year                                                  Percentage
            ----                                                  ----------
            2001  . . . . . . . . . . . . . . . . . . . . .       105.063%
            2002  . . . . . . . . . . . . . . . . . . . . .       103.375%
            2003  . . . . . . . . . . . . . . . . . . . . .       101.688%
            2004 and thereafter . . . . . . . . . . . . . .       100.000%

6.       Optional Redemption Upon Public Equity Offering.

                 At any time, or from time to time, on or prior to December 15, 2000, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings (as defined) to redeem up to an aggregate of 30% of the principal amount of Securities originally issued, at a redemption price equal to 110.125% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of redemption. In order to effect the foregoing redemption with the net cash proceeds of a Public Equity Offering, the Company shall send the redemption notice not later than 60 days after the consummation of such Public Equity Offering.

                 As used in the preceding paragraph, "Public Equity Offering" means an underwritten public offering of Capital Stock (other than Redeemable Capital Stock) of the Company pursuant to a registration statement filed with and declared effective by the SEC in accordance with the Securities Act.

7.       Notice of Redemption.

                 Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder's registered address. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000.

                 If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption.

8.       Change of Control Offer.

                 Upon the occurrence of a Change of Control, the Company will be required to offer to purchase all of the outstanding Securities at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase.

9.       Limitation on Disposition of Assets.

                 The Company under certain conditions is obligated to make an offer to purchase Securities at 100% of their principal amount plus accrued and unpaid interest to the date of repurchase with certain net cash proceeds of certain sales or other dispositions of assets in accordance with the Indenture.

10.      Denominations; Transfer; Exchange.

                 The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

11.      Persons Deemed Owners.

                 The registered Holder of a Security shall be treated as the owner of it for all purposes.

12.      Unclaimed Funds.

                 If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agents will repay the funds to the Company at its request. After that, all liability of the Trustee and such Paying Agents with respect to such funds shall cease.

13.      Legal Defeasance and Covenant Defeasance.

                 The Company may be discharged from its obligations under the Indenture and the Securities except for certain provisions thereof, and may be discharged from its obligations to comply with certain covenants contained in the Indenture and the Securities, in each case upon satisfaction of certain conditions specified in the Indenture.

14.      Amendment; Supplement; Waiver.

                 Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

15.      Restrictive Covenants.

                 The Indenture contains certain covenants that, among other things, limit the ability of the Company and its subsidiaries to make restricted payments, to incur indebtedness, to create liens, to issue preferred or other capital stock of sub-sidiaries, to sell assets, to permit restrictions on dividends and other payments by subsidiaries to the Company, to consolidate, merge or sell all or substantially all of its assets, to engage in transactions with affiliates or to engage in certain businesses. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

16.      Defaults and Remedies.

                 If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal or interest, including an accelerated payment) if it determines that withholding notice is in their interest.

17.      Trustee Dealings with Company.

                 The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

18.      No Recourse Against Others.

                 No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

19.      Authentication.

                 This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

20.      Abbreviations and Defined Terms.

                 Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

21.      CUSIP Numbers.

                 Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

                 The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture. Requests may be made to: Walbro Corporation, 6242 Garfield Street, Cass City, Michigan 48726,
Attn: Chief Executive Officer.

                                   GUARANTEE

                 The Guarantors (as defined in the Indenture referred to in the Security upon which this notation is endorsed and each hereinafter referred to as a "Guarantor," which term includes any successor person under the Indenture) have unconditionally guaranteed on a senior basis (such guarantee by each Guarantor being referred to herein as the "Guarantee") (i) the due and punctual payment of the principal of and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Securities, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Ten of the Indenture and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

                 No stockholder, officer, director or incorporator, as such, past, present or future, of any Guarantor shall have any liability under the Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

                 The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.


                                  GUARANTORS:

                                  WALBRO AUTOMOTIVE CORPORATION

                                  By:
                                        -------------------------------------
                                        Name:
                                        Title:

                                  By:
                                        -------------------------------------
                                        Name:
                                        Title:

                                  WALBRO ENGINE MANAGEMENT CORPORATION

                                  By:
                                        -------------------------------------
                                        Name:
                                        Title:

                                  By:
                                        -------------------------------------
                                        Name:
                                        Title:


                                  SHARON MANUFACTURING COMPANY

                                  By:
                                        -------------------------------------
                                        Name:
                                        Title:

                                  By:
                                        -------------------------------------
                                        Name:
                                        Title:

                                  WHITEHEAD ENGINEERED PRODUCTS, INC.

                                  By:
                                        -------------------------------------
                                        Name:
                                        Title:

                                  By:
                                        -------------------------------------
                                        Name:
                                        Title:

                                ASSIGNMENT FORM

I or we assign and transfer this Security to

________________________________________________________________________________

________________________________________________________________________________
(Print or type name, address and zip code of assignee or transferee)

________________________________________________________________________________
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint _______________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:                          Signed:
       ----------------                -------------------------------------
                                       (Sign exactly as name appears on the
                                       other side of this Security)
Signature Guarantee:
                                --------------------------------------------
                                Participant in a recognized Signature Guarantee
                                Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                       OPTION OF HOLDER TO ELECT PURCHASE

                 If you want to elect to have this Security purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

                 Section 4.15 [      ] Section 4.16 [      ]

          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount: $_____________

Dated:                          Signed:
       ----------------                -------------------------------------
                                       (Sign exactly as name appears on the
                                       other side of this Security)

Signature Guarantee:
                      ------------------------------------------------------

                                                                       EXHIBIT C



                      FORM OF LEGEND FOR GLOBAL SECURITIES

                 Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

                 THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                 UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT D


                  CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                  OR REGISTRATION OF TRANSFER OF SECURITIES


                 Re: 10 1/8% Senior Notes due 2007, Series A, and 10 1/8% Senior Notes due 2007, Series B (the "Securities"), of Walbro Corporation

                 This Certificate relates to $_______ principal amount of Securities held in the form of* ___ a beneficial interest in a Global Security or* _______ Physical Securities by ______ (the "Transferor").

The Transferor:*

       [ ]       has requested by written order that the Registrar deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Physical Security or Physical Securities in definitive, registered form of authorized denominations and an aggregate number equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

       [ ]       has requested the Registrar by written order to exchange or register the transfer of a Physical Security or Physical Securities.

       [ ]       In connection with such request and in respect of each such
Security, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above captioned Securities and the restrictions on transfers thereof as provided in Section 2.16 of such Indenture, and that the transfer of this Securities does not require registration under the Securities Act of 1933, as amended (the "Act") because*:

       [ ]       Such Security is being acquired for the Transferor's own
account, without transfer (in satisfaction of Section 2.16(a)(II)(A) or Section 2.16(d)(i)(A) of the Indenture).

       [ ]       Such Security is being transferred to a "qualified
institutional buyer" (as defined in Rule 144A under the Act), in reliance on Rule 144A.

       [ ]       Such Security is being transferred to an institutional
"accredited investor" (within the meaning of subparagraphs (a)(1), (2), (3) or (7) of Rule 501 under the Act.

       [ ]       Such Security is being transferred in reliance on Regulation
S under the Act

       [ ]       Such Security is being transferred in reliance on Rule 144 under the Act.

       [ ]       Such Security is being transferred in reliance on and in
compliance with an exemption from the registration requirements of the Act other than Rule 144A or Rule 144 or Regulation S under the Act to a person other than an institutional "accredited investor."


                                  ----------------------------------------
                                     [INSERT NAME OF TRANSFEROR]

                                  By:
                                     -------------------------------------
                                     [Authorized Signatory]
Date:
      ---------------------------
      *Check applicable box.

                                                                   EXHIBIT E

                           Form of Certificate To Be
                          Delivered in Connection with
                Transfers to Institutional Accredited Investors

                                                           ____________, ____

Bankers Trust Company
Corporate Trust and Agency Group
Four Albany Street
New York, New York  10004

                 Re: Walbro Corporation (the "Company") Indenture (the "Indenture") relating to 10 1/8% Senior Notes due 2007, Series A, or 10 1/8% Senior Notes due 2007, Series B

Ladies and Gentlemen:

                 In connection with our proposed purchase of 10 1/8% Senior Notes due 2007, Series A, or 10 1/8% Series Notes due 2007, Series B (the "Securities"), of Walbro Corporation (the "Company"), we confirm that:

                 1. We have received such information as we deem necessary in order to make our investment decision.

                 2. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

                 3. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Securities, we will do so only (A) to the Company or any subsidiary thereof, (B) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as de-fined therein), (C) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee a signed letter substantially in the form hereof, (D) outside the United States in accordance with Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or
(F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

                 4. We understand that, on any proposed resale of Securities, we will be required to furnish to the Trustee and the Company, such certification, legal opinions and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

                 5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities
Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

                 6. We are acquiring the Securities purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                 You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.


                                          Very truly yours,

                                          [Name of Transferor]

                                          By:
                                             -----------------------------------
                                             [Authorized Signatory]

                                                                       EXHIBIT F
                           Form of Certificate To Be
                            Delivered in Connection
                          with Regulation S Transfers


                                                        _______________, ____


Bankers Trust Company
Corporate Trust and Agency Group
Four Albany Street New
York, New York  10004

                 Re: Walbro Corporation (the "Company") 10 1/8% Senior Notes due 2007, Series A, and 10 1/8% Senior Notes due 2007, Series B (the "Securities")

Dear Sirs:

                 In connection with our proposed sale of $____________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                 (1) the offer of the Securities was not made to a person in the United States;

                 (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre- arranged with a buyer in the United States;

                 (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

                 (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                 (5) we have advised the transferee of the transfer restrictions applicable to the Securities.

                 You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Defined terms used herein without definition have the respective meanings provided in Regulation S.

                                     Very truly yours,

                                     [Name of Transferor]

                                     By:
                                        --------------------------------
                                        [Authorized Signature]






                                     F-2